Exhibit 10.13

Published CUSIP Numbers:
Deal: 91273MAE0
Revolving Facility: 91273MAF7
Term Facility: 91273MAG5
CREDIT AGREEMENT
Dated as of June 18, 2018
by and among
U.S. XPRESS ENTERPRISES, INC.,
as the Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as the Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swingline Lender, and L/C Issuer,
and
THE OTHER LENDERS PARTY HERETO
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
WELLS FARGO SECURITIES, LLC,
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

i

5.09	Environmental Compliance	92
5.10	Insurance	92
5.11	Taxes	92
5.12	ERISA Compliance	92
5.13	Margin Regulations; Investment Company Act	93
5.14	Disclosure	93
5.15	Compliance with Laws	94
5.16	Solvency	94
5.17	Casualty, Etc.	94
5.18	Sanctions Concerns and Anti-Corruption Laws	94
5.19	Subsidiaries; Equity Interests; Loan Parties	95
5.20	Collateral Representations	95
5.21	Regulation H	96
5.22	EEA Financial Institutions	96
5.23	Labor Matters	96

ARTICLE VI	AFFIRMATIVE COVENANTS	96
6.01	Financial Statements	96
6.02	Certificates; Other Information	97
6.03	Notices	99
6.04	Payment of Obligations	100
6.05	Preservation of Existence, Etc.	100
6.06	Maintenance of Properties	100
6.07	Maintenance of Insurance	101
6.08	Compliance with Laws	101
6.09	Books and Records	101
6.10	Inspection Rights; Annual Lender Call	101
6.11	Use of Proceeds	102
6.12	Covenant to Guarantee Obligations	102
6.13	Covenant to Give Security	103
6.14	Further Assurances	104
6.15	Primary Cash Management Relationship	105
6.16	Compliance with Terms of Leaseholds	105
6.17	Compliance with Contractual Obligations	105
6.18	Compliance with Environmental Laws	105
6.19	Anti-Corruption Laws	105
6.20	Post-Closing Obligations	106

ARTICLE VII	NEGATIVE COVENANTS	106
7.01	Liens	106
7.02	Indebtedness	107
7.03	Investments	107
7.04	Fundamental Changes	107
7.05	Dispositions	107
7.06	Restricted Payments	107
7.07	Change in Nature of Business	108
7.08	Transactions with Affiliates	108
7.09	Burdensome Agreements	109
7.10	Use of Proceeds	109
7.11	Financial Covenants	109

7.12	Amendments of Organization Documents; Changes to Fiscal Year; Changes to Legal Name, State of Organization, Form of Organization or Principal Place of Business; Accounting Changes	110
7.13	Prepayments of Junior Debt	110
7.14	Amendment of Junior Debt	111
7.15	Sanctions	111
7.16	Anti-Corruption Laws	111

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	111
8.01	Events of Default	111
8.02	Remedies upon Event of Default	114
8.03	Application of Funds	114

ARTICLE IX	ADMINISTRATIVE AGENT	115
9.01	Appointment and Authority	115
9.02	Rights as a Lender	116
9.03	Exculpatory Provisions	116
9.04	Reliance by Administrative Agent	117
9.05	Delegation of Duties	118
9.06	Resignation of Administrative Agent	118
9.07	Non-Reliance on Administrative Agent and Other Lenders	119
9.08	No Other Duties, Etc.	120
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	120
9.10	Collateral and Guaranty Matters	121
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	122
9.12	ERISA Matters	122

ARTICLE X	CONTINUING GUARANTY	124
10.01	Guaranty	124
10.02	Rights of Lenders	124
10.03	Certain Waivers	124
10.04	Obligations Independent	125
10.05	Subrogation	125
10.06	Termination; Reinstatement	125
10.07	Stay of Acceleration	125
10.08	Condition of Borrower	126
10.09	Appointment of Borrower	126
10.10	Right of Contribution	126
10.11	Keepwell	126
10.12	Additional Guarantor Waivers and Agreements	126

ARTICLE XI	MISCELLANEOUS	127
11.01	Amendments, Etc.	127
11.02	Notices; Effectiveness; Electronic Communications	130
11.03	No Waiver; Cumulative Remedies; Enforcement	131
11.04	Expenses; Indemnity; Damage Waiver	132
11.05	Payments Set Aside	134
11.06	Successors and Assigns	134
11.07	Treatment of Certain Information; Confidentiality	139
11.08	Right of Setoff	140
11.09	Interest Rate Limitation	140
11.10	Counterparts; Integration; Effectiveness	140
11.11	Survival of Representations and Warranties	141

11.12	Severability	141
11.13	Replacement of Lenders	141
11.14	Governing Law; Jurisdiction; Etc.	142
11.15	Waiver of Jury Trial	143
11.16	Subordination	143
11.17	No Advisory or Fiduciary Responsibility	144
11.18	Electronic Execution	144
11.19	USA PATRIOT Act Notice	145
11.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	145
11.21	ENTIRE AGREEMENT	145

SCHEDULES

Schedule 1.01(a)	Administrative Agent’s Office; Certain Addresses for Notices
Schedule 1.01(b)	Commitments and Applicable Percentages
Schedule 1.01(c)	Excluded Property
Schedule 1.01(d)	Existing Letters of Credit
Schedule 5.10	Insurance
Schedule 5.19(a)	Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments
Schedule 5.19(b)	Loan Parties
Schedule 5.20(b)	Intellectual Property
Schedule 5.20(c)	Deposit Accounts and Securities Accounts
Schedule 5.20(d)	Real Properties
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Investments
Schedule 7.05	Dispositions
Schedule 7.08	Transactions with Affiliates

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Joinder Agreement
Exhibit D	Form of Loan Notice
Exhibit E	Form of Note
Exhibit F	Form of Notice of Loan Prepayment
Exhibit G	Form of Secured Party Designation Notice
Exhibit H	Form of Solvency Certificate
Exhibit I	Form of Swingline Loan Notice
Exhibit J	Form of U.S. Tax Compliance Certificates

v

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of June 18, 2018, by and among U.S. XPRESS ENTERPRISES, INC., a Nevada corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender, and L/C Issuer.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower has requested that the Lenders, the Swingline Lender, and the L/C Issuer make loans and other financial accommodations to the Borrower and its Restricted Subsidiaries as set forth herein; and
WHEREAS, the Lenders, the Swingline Lender, and the L/C Issuer have agreed to make such loans and other financial accommodations to the Borrower and its Restricted Subsidiaries on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
1.01          Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition made by any Loan Party or any Restricted Subsidiary in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, deferred purchase price, Earn Out Obligations and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person, but excludes to the extent not capitalized, costs and expenses incurred in connection with the applicable Permitted Acquisition or accelerated with the applicable Permitted Acquisition.  For purposes of determining the aggregate consideration paid for any Permitted Acquisition at the time of such Permitted Acquisition, the amount of any Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time, and (ii) after the Closing Date, the Outstanding amount of such Term Lender’s Term Loans at such time, and (b) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15.  If the Revolving Commitments of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Facility has expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments.  The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable.

                “Applicable Rate” means, with respect to Revolving Loans, Term Loans, Swingline Loans, the Letter of Credit Fee and the Commitment Fee, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):
Pricing Tier	Consolidated Net Leverage Ratio	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans	Commitment Fee
I	> 2.50 to 1.0	2.50%	2.50%	1.50%	0.35%
II	< 2.50 to 1.0 but > 2.00 to 1.0	2.25%	2.25%	1.25%	0.30%
III	< 2.00 to 1.0 but > 1.50 to 1.0	2.00%	2.00%	1.00%	0.25%
IV	< 1.50 to 1.0	1.75%	1.75%	0.75%	0.25%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, that, if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a), then, upon the request of the Required Lenders, Pricing Tier I shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first (1st) Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate.  The Applicable Rate in effect from the Closing Date through the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ending September 30, 2018 shall be determined based upon Pricing Tier II.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer, and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, each Revolving Lender, and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender, and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), each Revolving Lender.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means (a) MLPFS, (b) Wells Fargo Securities, LLC, and (c) JPMorgan Chase Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, and (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing as of such date, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2017, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iv).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Facility pursuant to Section 2.06, and (c) the date of termination of the Revolving Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Available Amount” means, on any date of determination (the “Reference Date”), an amount equal to: (a) the sum of, without duplication: (i) $10,000,000; plus (ii) an amount equal to fifty percent (50%) of the cumulative Consolidated Net Income for the period (taken as one accounting period) from the first day of the first full fiscal quarter following the Closing Date to the end of the Borrower’s fiscal quarter most recently ended on or prior to the Reference Date in respect of which a Compliance Certificate has been delivered pursuant to Section 6.02(a) (or, in the case such Consolidated Net Income for such period is a deficit, minus one hundred percent (100%) of such deficit); plus (iii) one hundred percent (100%) of the net cash proceeds received by the Borrower prior to the Reference Date from issuances by the Borrower after the Closing Date of Qualified Equity Interests of the Borrower (solely to the extent such Net Cash Proceeds are Not Otherwise Applied or required to prepay Loans under this Agreement); minus (b) the sum of: (i) the aggregate amount of all Restricted Payments made by the Borrower pursuant to Section 7.06(e); plus (ii) the aggregate amount of all prepayments, voluntary payments, distributions, redemptions, acquisitions, retirements, cancellations, terminations and repurchases, in each case, of Junior Debt and made by the Borrower and its Restricted Subsidiaries pursuant to Section 7.13(iv); in the case of each of clauses (b)(i) and (b)(ii), for the period from and including the Closing Date through and including the Reference Date (without taking account of the intended usage of the Available Amount on such Reference Date).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Loan or a Term Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification requested by any Lender regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Captive Insurance Subsidiary” means any Subsidiary that is subject to regulation as an insurance company and was created solely for the purpose of purchasing or providing, or facilitating the provision of, insurance, in each case, to the extent that such insurance may be so purchased, provided, or facilitated in accordance with applicable requirements of Law.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and/or the Revolving Lenders, as applicable, as collateral for L/C Obligations and/or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, as applicable, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer, and/or (c) if the Administrative Agent and the L/C Issuer shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Permitted Liens): (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender, or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition, and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that (a) at the time it enters into a Cash Management Agreement with any Loan Party or any Restricted Subsidiary, is a Lender or an Affiliate of a Lender, or (b) in the case of any Cash Management Agreement in effect on the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Affiliate of a Lender and a party to a Cash Management Agreement with any Loan Party or any Restricted Subsidiary; provided, that, for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“CFC Holdco” means any Domestic Subsidiary all or substantially all of the assets of which consist of Equity Interests of one or more CFCs.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:
(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than the Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests of the Borrower entitling such “person” or “group” to cast twenty-five percent (25%) or more of the aggregate votes entitled to be cast for members of the Board of Directors governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)          during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (i) who were members of the Board of Directors of the Borrower on the first day of such period, (ii) whose election or nomination to the Board of Directors of the Borrower was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors of the Borrower, or (iii) whose election or nomination to the Board of Directors of the Borrower was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors of the Borrower.
“Closing Date” means June 18, 2018.
“Closing Date Refinancing” has the meaning specified in Section 4.01(m).
“Closing Date Transactions” means, collectively, (a) the consummation of the Initial Public Offering, (b) the entering into of this Agreement and the other Loan Documents on the Closing Date, (c) the borrowing of the initial Credit Extensions on the Closing Date, (d) the consummation of the Closing Date Refinancing, and (e) the payment of the fees, costs and expenses incurred in connection with the foregoing.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents; provided, that, “Collateral” shall not include any Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, each Mortgage, each Mortgage Property Support Document, each Joinder Agreement, each Qualifying Control Agreement, each mortgage, collateral assignment, security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent pursuant to Section 6.13, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Commitment” means a Term Commitment or a Revolving Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.09(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a certificate substantially in the form of Exhibit B.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.
“Consolidated Cash Interest Charges” means, for any period, Consolidated Interest Charges paid in cash (net of interest income received in cash) by the Borrower and its Restricted Subsidiaries for such period.
“Consolidated EBIT” means, for any period, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period (a) plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income (except with respect to clause (a)(vii) below), all as determined in accordance with GAAP: (i) Consolidated Interest Charges for such period; (ii) tax expense for such period based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority); (iii) non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock-based compensation expense for such period) which do not represent a cash item in such period or in any future period; (iv) fees and expenses for such period incurred in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereto; (v) fees and expenses for such period incurred in connection with the Initial Public Offering (including fees and expenses for such period relating to the termination of stock appreciation rights held by officers of the Borrower in an amount not to exceed $5,000,000 during the term of this Agreement); (vi) amount of net cost savings relating to a Permitted Acquisition which are projected by the Borrower in good faith to be realized within twelve (12) months after the date of such Permitted Acquisition as a result of actions taken during such period and synergies related to a Permitted Acquisition which are projected by the Borrower in good faith to be realized within twelve (12) months after the date of such Permitted Acquisition as a result of actions taken in such period, in each case, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBIT from such actions; provided, that, (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such net cost savings and synergies are reasonably identifiable and/or reasonably anticipated to be realized within twelve (12) months of such Permitted Acquisition and are factually supportable, and (B) the aggregate amount added back pursuant to this clause (a)(vi) for any period shall not exceed ten percent (10%) of Consolidated EBIT (calculated without giving effect to the amounts permitted to be added back pursuant to this clause (a)(vi)); (vii) fees and expenses for such period incurred in connection with the termination of the Existing Credit Agreements; (viii) fees and expenses of the Borrower’s industry consultant or similar financial consultant paid in such period, and costs relating to the implementation of the recommendations of such consultant or advisor in such period; provided, that, (A) such fees, expenses and costs are paid or incurred, as applicable, prior to, or within twelve (12) months of, the Closing Date, and

(B) the aggregate amount of such fees, expenses and costs added back pursuant to this clause (a)(viii) shall not exceed $6,000,000 in any period; (ix) non-cash deferred debt amortization expense, early extinguishment of debt expense, original issue discount amortization or similar non-cash amounts attributable to financing, in each case for such period; (x) the Permitted Lease Conversion Amount for such period; (xi) fees and expenses for such period incurred prior to, or within twelve (12) months after, the Initial Public Offering associated with (A) compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (B) compliance with the provisions of the Securities Act and the Exchange Act, (C) compliance with the rules of the national securities exchange on which the Borrower’s Equity Interests are listed and listing fees, (D) investor relations, shareholder meetings, and reports to shareholders, and (E) legal and professional fees in connection with the foregoing; provided, that, the aggregate amount of such fees and expenses shall not exceed $2,000,000 in the aggregate during the term of this Agreement; and (xii) losses in such period in respect of the hedging of fuel contracts; provided, that, the aggregate amount of such losses added back pursuant to this clause (a)(xii) shall not exceed (A) $8,400,000 for the period of four fiscal quarters ending March 31, 2018, (B) $6,100,000 for the period of four fiscal quarters ending June 30, 2018, (C) $6,100,000 for the period of four fiscal quarters ending September 30, 2018 and (D) $0 for the period of four fiscal quarters ending December 31, 2018 and for each period of four fiscal quarters ending thereafter; (b) minus the following, without duplication, to the extent included in calculating such Consolidated Net Income, all as determined in accordance with GAAP: (i) all non-cash income or gains for such period; and (ii) federal, state, local and foreign income tax or franchise tax credits for such period.
“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period (a) plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income (except with respect to clause (a)(vii) below), all as determined in accordance with GAAP: (i) Consolidated Interest Charges for such period; (ii) tax expense for such period based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority); (iii) depreciation and amortization for such period (including any amortization of an asset recorded as a Capitalized Lease); (iv) non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock-based compensation expense for such period) which do not represent a cash item in such period or in any future period; (v) fees and expenses for such period incurred in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereto; (vi) fees and expenses for such period incurred in connection with the Initial Public Offering (including fees and expenses for such period relating to the termination of stock appreciation rights held by officers of the Borrower in an amount not to exceed $5,000,000 during the term of this Agreement); (vii) amount of net cost savings relating to a Permitted Acquisition which are projected by the Borrower in good faith to be realized within twelve (12) months after the date of such Permitted Acquisition as a result of actions taken during such period and synergies related to a Permitted Acquisition which are projected by the Borrower in good faith to be realized within twelve (12) months after the date of such Permitted Acquisition as a result of actions taken in such period, in each case, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided, that, (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such net cost savings and synergies are reasonably identifiable and/or reasonably anticipated to be realized within twelve (12) months of such Permitted Acquisition and are factually supportable, and (B) the aggregate amount added back pursuant to this clause (a)(vii) for any period shall not exceed ten percent (10%) of Consolidated EBITDA (calculated without giving effect to the amounts permitted to be added back pursuant to this clause (a)(vii)); (viii) fees and expenses for such period incurred in connection with the termination of the Existing Credit Agreements; (ix) fees and expenses of the Borrower’s industry consultant or similar financial consultant paid in such period, and costs relating to the implementation of the recommendations of such consultant or advisor in such period; provided, that, (A) such fees, expenses and costs are paid or incurred, as applicable, prior to, or within twelve (12) months of, the Closing Date, and (B) the aggregate amount of such fees, expenses and costs added back pursuant to this clause (a)(ix) shall not exceed $6,000,000 in any period; (x) non-cash deferred debt amortization expense, early extinguishment of debt expense, original issue discount amortization or similar non-cash amounts attributable to financing, in each case for such period; (xi) the Permitted Lease Conversion Amount for such period; (xii) fees and expenses for such period incurred prior to, or within twelve (12) months after, the Initial Public Offering associated with (A) compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (B) compliance with the provisions of the Securities Act and the Exchange Act, (C) compliance with the rules of the national securities exchange on which the Borrower’s Equity Interests are listed and listing fees, (D) investor relations, shareholder meetings, and reports to shareholders, and (E) legal and professional fees in connection with the foregoing; provided, that, the aggregate amount of such fees and expenses shall not exceed $2,000,000 in the aggregate during the term of this Agreement; and (xiii) losses in such period in respect of the hedging of fuel contracts; provided, that, the aggregate amount of such losses added back pursuant to this clause (a)(xiii) shall not exceed (A) $8,400,000 for the period of four fiscal quarters ending March 31, 2018, (B) $6,100,000 for the period of four fiscal quarters ending June 30, 2018, (C) $6,100,000 for the period of four fiscal quarters ending September 30, 2018 and (D) $0 for the period of four fiscal quarters ending December 31, 2018 and for each period of four fiscal quarters ending thereafter; (b) minus the following, without duplication, to the extent included in calculating such Consolidated Net Income, all as determined in accordance with GAAP: (i) all non-cash income or gains for such period; and (ii) federal, state, local and foreign income tax or franchise tax credits for such period.
“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Restricted Subsidiaries on a Consolidated basis determined in accordance with GAAP.
“Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period to the extent treated as interest in accordance with GAAP, plus (b) all interest paid or payable with respect to discontinued operations for such period, plus (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP for such period, plus (d) the net amount payable (or minus the net amount receivable) with respect to Swap Contracts during such period (whether or not actually paid or received during such period).
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBIT for the period of the four fiscal quarters most recently ended on or prior to such date, to (b) Consolidated Cash Interest Charges for the period of the four fiscal quarters most recently ended on or prior to such date.  Notwithstanding the foregoing, for any calculation of the Consolidated Interest Coverage Ratio occurring prior to the one (1) year anniversary of the Closing Date, Consolidated Cash Interest Charges shall be deemed to be Consolidated Cash Interest Charges for the period from the first day following the Closing Date to and including the applicable date of determination multiplied by a fraction equal to (i) 365 divided by (y) the number of days actually elapsed from the first day following the Closing Date to such applicable date of determination.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP; provided, that, Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).
“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness as of such date, minus (ii) Unrestricted Cash as of such date (it being understood and agreed that the amount of Unrestricted Cash subtracted from Consolidated Funded Indebtedness as of such date pursuant to this clause (a)(ii) shall not exceed $35,000,000; provided, that, for purposes of the calculation of the Consolidated Net Leverage Ratio pursuant to Section 7.11(a) as of the last day of the fiscal quarter of the Borrower ending June 30, 2018, there shall be no limitation on the amount of Unrestricted Cash subtracted from Consolidated Funded Indebtedness as of such date pursuant to this clause (a)(ii)), to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date.
“Consolidated Tangible Assets” means, as of any date of determination, the total assets of the Borrower and its Restricted Subsidiaries on a Consolidated basis determined in accordance with GAAP, minus the following, to the extent included in in such total assets: all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) a Borrowing, and (b) an L/C Credit Extension.
“Debt Issuance” means the issuance by the Borrower or any Restricted Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.02.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property (including the Equity Interests in any Subsidiary) by any Loan Party or any Restricted Subsidiary, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, (a) require the payment of any cash dividends prior to the date that is one hundred eighty (180) days after the Maturity Date, (b) mature (excluding any maturity as the result of an optional redemption by the issuer thereof) or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is one hundred eighty (180) days after the Maturity Date, or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into Indebtedness or any Equity Interests of the type described in clause (a) or (b) hereof, in each case, at any time prior to the date that is one hundred eighty (180) days after the Maturity Date; provided, that, any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control or an asset sale, in each case, occurring prior to the one hundred eightieth (180th) day after the Maturity Date, shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the Facility Termination Date.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Restricted Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assets” means property (other than current assets) that is used or useful in the same or a related line of business as the Borrower and its Restricted Subsidiaries were engaged in on the Closing Date (or any business reasonably related, incidental or ancillary thereto or reasonable extensions thereof).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Issuance” means any issuance by any Loan Party or any Restricted Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, (d) any issuance by the Borrower of its Equity Interests as consideration for a Permitted Acquisition, and (e) the Initial Public Offering.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Rate” means:
(a)          for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)          for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;
provided, that: (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurodollar Rate Loan” means a Revolving Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, including all amendments thereto and regulations promulgated thereunder.
“Excluded Accounts” means (a) each zero balance account, (b) each withholding tax, trust, escrow, payroll and other fiduciary account, and (c) accounts in which amounts on deposit therein do not exceed $1,000,000 in the aggregate for all such accounts at any one time.
“Excluded Property” means, with respect to any Loan Party: (a) any personal property of such Loan Party which is located outside of the United States; (b)(i) any owned real property of such Loan Party with a fair market value of less than $500,000, and (ii) any leased real property of such Loan Party; (c) any personal property (other than Revenue Equipment Collateral of such Loan Party, which shall not be Excluded Property) of such Loan Party in respect of which perfection of a Lien is not either (i) governed by the UCC, or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office; (d) the Equity Interests of any Foreign Subsidiary owned by such Loan Party to the extent not required to be pledged to secure the Secured

Obligations pursuant to Section 6.13(a); (e)(i) any property of such Loan Party (other than Revenue Equipment of such Loan Party) which, subject to the terms of clause (e) of the definition of “Permitted Indebtedness,” is subject to a Lien of the type described in clause (f) of the definition of “Permitted Liens” pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, and (ii) any Revenue Equipment of such Loan Party which, subject to the terms of clause (e) of the definition of “Permitted Indebtedness,” is subject to a Lien of the type described in clause (f) of the definition of “Permitted Liens;” (f) any general intangible, permit, lease, license, contract or other instrument of such Loan Party to the extent the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in the foregoing clause (f) on the security interests granted pursuant to the Collateral Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC or other applicable Law (including Debtor Relief Laws) or principles of equity, and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral; (g) any “intent-to-use” application for registration of a Trademark (as defined in the Security Agreement) of such Loan Party filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (h) assets of such Loan Party identified on Schedule 1.01(c); and (i) assets of such Loan Party as to which the Administrative Agent and the Borrower agree in writing that the cost or other consequences of obtaining a security interest therein or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom.
“Excluded Subsidiary” means any Subsidiary of the Borrower that is: (a) a CFC or a CFC Holdco, but only to the extent the provision of a Guaranty of the Secured Obligations by, or the granting of Liens in favor of the Administrative Agent pursuant to the Collateral Documents by, such Subsidiary would result in adverse tax consequences as reasonably determined in good faith by the Borrower in consultation with the Administrative Agent; (b) not a Wholly Owned Subsidiary; (c) an Unrestricted Subsidiary; (d) a Captive Insurance Subsidiary; (e) a Foreign Subsidiary; or (f) prohibited by applicable Law or by a binding Contractual Obligation from providing a Guaranty of the Secured Obligations or granting Liens in favor of the Administrative Agent pursuant to the Collateral Documents; provided, that, (i) in the case of any such prohibition contained in a Contractual Obligation, such Contractual Obligation is in existence on the Closing Date (or at the time such Subsidiary becomes a Subsidiary) and was not entered into by the Borrower or any Subsidiary for the purpose of qualifying such Subsidiary as an “Excluded Subsidiary” hereunder, and (ii) such exception shall only apply until such time as such prohibition no longer exists.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act  or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreements” means, collectively, (a) that certain amended and restated credit agreement, dated as of May 30, 2014, by and among the New Mountain Lake Holdings, LLC, a Nevada limited liability company, the Borrower, certain subsidiaries of the Borrower party thereto, as borrowers, the lenders party thereto, and Wells Fargo Bank, National Association, as agent, and (b) that certain term loan credit agreement, dated as of May 30, 2014, by and among the Borrower, the lenders party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent, and the other parties party thereto, in the case of each of clause (a) and clause (b), as amended as of the Closing Date.
“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01(d).
“Facility” means the Term Facility or the Revolving Facility, as the context may require.
“Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, (a) the fee letter agreement dated May 29, 2018 among the Borrower, Bank of America, and MLPFS, (b) the fee letter agreement dated May 29, 2018 among the Borrower and the Arrangers.
“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) the outstanding principal amount of all obligations of such Person at such time, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person at such time evidenced by bonds, debentures, notes, loan agreements or other similar instruments (but excluding the Swap Termination Value of any Swap Contract of such Person at such time); (b) all purchase money Indebtedness of such Person at such time; (c) the principal portion of all obligations of such Person at such time under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all unreimbursed drawings under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments of such Person at such time; (e) all obligations of such Person at such time in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created), including any Earn Out Obligations; (f) Attributable Indebtedness of such

Person at such time; (g) all obligations of such Person at such time to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (i) all Guarantees by such Person existing at such time with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and (j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer at such time, except to the extent that such Funded Indebtedness is expressly made non-recourse to such Person.  For purposes of this definition, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.
“Funding Indemnity Letter” means a funding indemnity letter, in form and substance satisfactory to the Administrative Agent.
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including the FASB ASC, that are applicable to the circumstances as of the date of determination, consistently applied, but subject to Section 1.03.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.
“Guarantors” means, collectively, (a) each Person identified as a “Guarantor” on the signature pages hereto, (b) the Domestic Subsidiaries of the Borrower as are or may from time to time become Guarantors pursuant to Section 6.12, (c) with respect to (i) Additional Secured Obligations owing by any Loan Party or any Restricted Subsidiary, and (ii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower, and (d) the successors and permitted assigns of the foregoing.
“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII with any Loan Party or any Restricted Subsidiary, is a Lender or an Affiliate of a Lender, or (b) in the case of any Swap Contract in effect on the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Affiliate of a Lender and a party to a Swap Contract not prohibited under Article VI or VII with any Loan Party or any Restricted Subsidiary; provided, that, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further, that, for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“HMT” has the meaning specified in the definition of “Sanction(s).”
“Honor Date” has the meaning set forth in Section 2.03(c).
“Impacted Loans” has the meaning specified in Section 3.03(a).
“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all Funded Indebtedness of such Person at such time; (b) the Swap Termination Value of any Swap Contract of such Person at such time; (c) all obligations of such Person at such time under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all Guarantees by such Person existing at such time with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of any other Person; and (e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer at such time, unless such Indebtedness is expressly made non-recourse to such Person.  For purposes hereof, the amount of any direct obligation under arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Initial Public Offering” means the initial public offering of the common Equity Interests of the Borrower pursuant to the Initial Public Offering Registration Statement.
“Initial Public Offering Registration Statement” means the Draft Registration Statement on Form S-1 submitted confidentially by the Borrower to the SEC on March 21, 2018, as amended by that certain Registration Statement on form S-1 filed by the Borrower with the SEC on May 7, 2018, as further amended by that certain Amendment No. 1 to Form S-1 filed by the Borrower with the SEC on May 23, 2018, as further amended by that certain Amendment No. 2 to Form S-1 filed by the Borrower with the SEC on June 4, 2018, as further amended by that certain Amendment No. 3 to Form S-1 filed by the Borrower with the SEC on June 11, 2018,  as further supplemented by that certain Free Writing Prospectus filed by the Borrower with the SEC on June 11, 2018, and as further amended by that certain Prospectus dated June 13, 2018, filed by the Borrower with the SEC pursuant to Rule 424(b) on June 15, 2018, in each case, including all schedules and exhibits attached thereto.
“Intellectual Property” means all trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, patents, patent applications, patent rights, franchises, licenses and other intellectual property rights.
“Intercompany Debt” has the meaning specified in clause (k) of the definition of “Permitted Indebtedness.”
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, that, if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or any Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided, that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date.
“Interim Financial Statements” has the meaning specified in Section 4.01(d)(ii).
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b)

a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment outstanding shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment).  The amount of an Investment shall not in any event be reduced by reason of any write‑off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Restricted Subsidiary.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application for such Letter of Credit, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered in accordance with the provisions of Section 6.12.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.
“L/C Commitment” means, as each L/C Issuer, such L/C Issuer’s obligation to issue Letters of Credit pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such L/C Issuer’s name on Schedule 1.01(b), as such amount may be adjusted from time to time in accordance with this Agreement.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) with respect to the Existing Letters of Credit, Wells Fargo Bank, National Association, in its capacity as issuer of the Existing Letters of Credit, and (b) with respect to any other Letter of Credit, Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  In the event there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the “L/C Issuer” shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit, or to all L/C Issuers, as the context may require.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit as of such date, plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings) as of such date.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.
“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Letter of Credit” means any standby letter of credit issued hereunder, and shall include the Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000, and (b) the Revolving Facility.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.
“Leverage Increase Period” shall have the meaning specified in Section 7.11(a).
“LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”
“LIBOR Rate” has the meaning specified in the definition of “Eurodollar Rate.”
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 3.07.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Eurodollar Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Loan or a Swingline Loan.
“Loan Documents” means, collectively, this Agreement, each Note, the Guaranty, each Collateral Document, the Fee Letter, each Issuer Document, each agreement, instrument or document designated by its terms as a “Loan Document” and each other agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 (but specifically excluding each Secured Hedge Agreement and each Secured Cash Management Agreement).
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other pursuant to Section 2.02(a), or (c) a continuation of Eurodollar Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Loan Parties or the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Disposition” means a Permitted Disposition or any Involuntary Disposition, in each case by the Borrower or any Restricted Subsidiary, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in a Person owned by the Borrower or such Restricted Subsidiary, or (b) assets owned by the Borrower or such Restricted Subsidiary which constitute all or substantially all of the assets of a division, line of business or other business unit of the Borrower or such Restricted Subsidiary.

“Maturity Date” means June 18, 2023; provided, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 11.09.
“Measurement Period” means, at any date of determination, the four (4) fiscal quarters of the Borrower most recently completed on or prior to such date of determination.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to one hundred two percent (102%) of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to one hundred two percent (102%) of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means each fee mortgage, deed of trust or deed executed by a Loan Party that purports to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent), for the benefit of the Secured Parties, in any Mortgaged Property.
“Mortgaged Property” means each owned real property of a Loan Party that is encumbered by a Mortgage in accordance with the terms of this Agreement.
“Mortgaged Property Support Documents” means, with respect to any Mortgaged Property: (a) a fully executed and notarized Mortgage encumbering the fee interest of a Loan Party in such Mortgaged Property; (b) if requested by the Administrative Agent in its sole discretion, maps or plats of an as-built survey of the sites of such Mortgaged Property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors in 2016 with items 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 13, 14, 16, 17, and 19 on Table A thereof completed; (c) ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Administrative Agent with respect to such Mortgaged Property, assuring the Administrative Agent that the Mortgage covering such Mortgaged Property creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent; (d) evidence as to (i) whether such Mortgaged Property is a Flood Hazard Property, and (ii) if such Mortgaged Property is a Flood Hazard Property, (A) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (C) copies of insurance policies or certificates of insurance of the Loan Parties and each Subsidiary evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties; and (e) if requested by the Administrative Agent in its sole discretion, an opinion of legal counsel to the Loan Party granting the Mortgage on such Mortgaged Property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Restricted Subsidiary in respect of any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof, and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the subsequent sale or other disposition of any non‑cash consideration received by any Loan Party or any Restricted Subsidiary in any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition.
“Non-Collateral Property” means, at any time, with respect to any Person, any Rolling Stock, real property or tangible personal property of such Person at such time, to the extent such Rolling Stock, real property or tangible personal property does not constitute Collateral at such time.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01, and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iv).
“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event that is proposed to be applied to particular use or transaction, that such proceeds have not previously been (and are not promptly being) applied to anything other than such particular use or transaction.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit E.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Subsidiary, or any respective Affiliate thereof, pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof on such date after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PATRIOT Act” has the meaning specified in Section 11.19.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Triggering Event” means that, as of any date of determination, (a) an Event of Default has occurred on or prior to such date (to the extent such Event of Default has not been waived on or prior to such date), or (b) as of the most recent fiscal quarter end on or prior to such date for which the Loan Parties were required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable, the Consolidated Net Leverage Ratio, as of the end of such fiscal quarter, was greater than 3.00 to 1.0.
“Permitted Acquisition” means any Acquisition; provided, that, (a) no Default shall have occurred and be continuing or would result from such Acquisition; (b) the property acquired (or the property of the Person acquired) in connection with such Acquisition shall constitute Eligible Assets (other than a de minimis amount of assets in relation to the total assets being acquired in connection with such Acquisition), and such property shall be located in the United States, Canada or Mexico; (c) the Person acquired in connection with such Acquisition will become a Loan Party and/or the assets acquired shall be subject to Liens in favor of the Administrative Agent, in each case in accordance with, and to the extent required by, Section 6.12 and Section 6.13; (d) such Acquisition shall not be a “hostile” acquisition and shall have been approved by (or in the event of a tender offer, approved or not opposed by) the Board of Directors and/or the shareholders (or equivalent) of the applicable Loan Party and the Person acquired in connection with such Acquisition; (e) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Acquisition, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Loan Parties were required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable, and (ii) the Consolidated Net Leverage Ratio shall be at least 0.25 less than the ratio required to be maintained at such time pursuant to Section 7.11(a); (f) if such Acquisition involves Acquisition Consideration of at least $50,000,000, the Borrower shall have delivered to the Administrative Agent the due diligence package relating to such Acquisition, including forecasted balance sheets, profit and loss statements, and, to the extent prepared and available, cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one (1) year period following the date of such Acquisition, on a quarterly basis), in form and substance (including as to scope and underlying assumptions) reasonable and customary for transactions of such type, as reasonably determined by the Administrative Agent; (g) the assets being acquired or the Person whose Equity Interests are being acquired did not have negative EBITDA during the twelve (12) consecutive month period most recently concluded prior to the date of such Acquisition; and (h) if the aggregate Acquisition Consideration for such Acquisition is greater than $50,000,000, the Borrower shall have provided the Administrative Agent with written notice of such Acquisition at least ten (10) Business Days prior to the anticipated closing date thereof and, not later than five (5) Business Days prior to the anticipated closing date thereof, shall have provided the Administrative Agent with copies (or, if not then executed, the then-most current drafts) of the acquisition agreement and other material documents relating to such Acquisition, which agreement and documents shall be reasonable and customary for transactions of such type, as reasonably determined by the Administrative Agent.
“Permitted Dispositions” means:
(a)          the Disposition of inventory in the ordinary course of business;
(b)          the Disposition in the ordinary course of business of used, surplus, obsolete or worn out property scheduled for replacement or no longer used or useful in the conduct of business of the Borrower and its Restricted Subsidiaries;
(c)          the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof (which, for the avoidance of doubt, shall include participation in customer-sponsored quick-pay programs);
(d)          leases or subleases of real property entered into in the ordinary course of business to the extent not materially interfering with the business of the Borrower and its Restricted Subsidiaries;
(e)          the Disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition of property are promptly applied to the purchase price of such replacement property;
(f)           the Disposition of property (i) to a Loan Party, or (ii) from a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party; provided, that, in each case, no Event of Default has occurred and is continuing or would immediately result therefrom;
(g)          the licensing, on a non-exclusive basis, of Intellectual Property;
(h)          the Disposition of cash or Cash Equivalents;
(i)            the granting, existence or creation of a Permitted Lien (but not the Disposition of property subject to a Permitted Lien);
(j)(i)        the lapse of Intellectual Property of the Borrower or any Restricted Subsidiary (other than any revenue-generating copyrights) in the ordinary course of business to the extent the maintenance thereof is not economically desirable in the conduct of the Borrower’s or such Restricted Subsidiary’s business, so long as the lapse thereof is not materially adverse to the Secured Parties, or (ii) the abandonment of Intellectual Property of the Borrower or any Restricted Subsidiary (other than revenue-generating copyrights) in the ordinary course of business so long as the abandonment thereof is not materially adverse to the Secured Parties;

(k)          to the extent constituting Dispositions, Permitted Investments and Restricted Payments permitted pursuant to Section 7.06;
(l)          the expiration of leasehold interests or the termination of leasehold interests, in each case to the extent that such expiration or termination would not result in an Event of Default;
(m)         Dispositions set forth on Schedule 7.05;
(n)          the sale or issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests of the Borrower) in the ordinary course of business in connection with director or employee stock purchase plans and arrangements and other director, employee or consultant compensation or benefit plans or arrangements;
(o)          any Sale and Leaseback Transaction; provided, that, (i) as of the date of such Sale and Leaseback Transaction, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (ii) such Sale and Leaseback Transaction shall be on commercially reasonable prices and terms as would be obtained from a non-Affiliate in a bona fide arm’s-length transaction; and (iii) the Net Cash Proceeds received in connection with such Sale and Leaseback Transaction shall be applied to prepay the Loans pursuant to, and to the extent required by, Section 2.05(b)(ii);
(p)          Dispositions of the Equity Interests or assets of any CFC existing as of the Closing Date;
(q)          Dispositions of Equity Interests of Persons that are not Subsidiaries; and
(r)           any other Disposition; provided, that, (i) the consideration paid in cash or Cash Equivalents in connection with such Disposition shall constitute not less than seventy five percent (75%) of the aggregate consideration to be received in connection therewith, and the total consideration paid in connection therewith shall be paid contemporaneous with consummation of such Disposition and shall be in an amount not less than the fair market value of the assets disposed; (ii) such Disposition does not involve the Disposition of a minority Equity Interest in any Loan Party or any Subsidiary; (iii) no Default has occurred and is continuing both immediately prior to and after giving effect to such Disposition; (iv) such Disposition does not involve a Disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted hereunder; (v) the Net Cash Proceeds of such Disposition are applied to prepay the Loans pursuant to, and to the extent required by, Section 2.05(b)(ii); and (vi) the aggregate net book value of all of the assets so Disposed shall not exceed in any period of four fiscal quarters of the Borrower an amount equal to (A) two-and-one half percent (2.5%) of Consolidated Tangible Assets (determined as of the most recent fiscal quarter end of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) or, in the case of any such determination made prior to the delivery of financial statements for the fiscal quarter of the Borrower ended June 30, 2018, determined with reference to the Interim Financial Statements), if after giving effect to such Disposition on a Pro Forma Basis, the Consolidated Net Leverage Ratio is equal to or greater than 2.50 to 1.0, or (B) five percent (5%) of Consolidated Tangible Assets (determined as of the most recent fiscal quarter end of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) or, in the case of any such determination made prior to the delivery of financial statements for the fiscal quarter of the Borrower ended June 30, 2018, determined with reference to the Interim Financial Statements), if after giving effect to such Disposition on a Pro Forma Basis, the Consolidated Net Leverage Ratio is less than 2.50 to 1.0.

“Permitted Holders” means, collectively, (a) Max L. Fuller, Anna Marie Quinn, their spouses, their lineal descendants and spouses of their lineal descendants, (b) the estates of Persons described in clause (a), (c) trusts established for the benefit of any Person or Persons described in clause (a), and (d) corporations, limited liability companies, partnerships, or similar entities seventy-five percent (75%) or more owned by any Person or Persons described in clauses (a) through (c).
“Permitted Indebtedness” means:
(a)          Indebtedness under the Loan Documents;
(b)          Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 (and any Permitted Refinancing thereof);
(c)          Indebtedness arising in connection with endorsement of instruments or other payment items for deposit in the ordinary course of business;
(d)          Indebtedness consisting of (i) unsecured Guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured Guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured Guarantees with respect to Permitted Indebtedness of any Loan Party; provided, that, if the Indebtedness being Guaranteed is subordinated to the Secured Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Secured Parties as those contained in the subordination of such Indebtedness;
(e)          (i) Indebtedness existing or incurred to finance the acquisition, construction or improvement of (or, to the extent constituting Collateral, and subject to Section 2.05(b)(iv)(B) and Section 7.01 the refinancing of) Rolling Stock or other property, including financing of such Rolling Stock or other property pursuant to Capitalized Leases; (ii) Indebtedness assumed in connection with the acquisition of Rolling Stock or other property which, upon such assumption, would constitute Non-Collateral Property, so long as such property is secured by a Lien prior to the acquisition thereof; and (iii) Permitted Refinancing of any such Indebtedness permitted by this clause (e); provided, that, in each case, so long as at the time such Indebtedness was incurred, it does not (or did not) exceed the purchase price of the asset(s) financed (other than, in the case of any Permitted Refinancing, by an amount permitted pursuant to clause (a) in the proviso of the definition of “Permitted Refinancing”);
(f)           Indebtedness in respect of Guarantees provided in connection with the Borrower’s or any Restricted Subsidiary’s owner-operator tractor financing program; provided, that, the aggregate principal amount of such Indebtedness shall not exceed $5,000,000 at any one time outstanding;
(g)          Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds;

(h)          Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Borrower or any Restricted Subsidiary, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;
(i)          Indebtedness under Swap Contracts incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with the Borrower’s or any Restricted Subsidiary’s operations and not for speculative purposes;
(j)          Indebtedness under any Cash Management Agreement entered into in the ordinary course of business;
(k)          intercompany Indebtedness permitted pursuant to clause (g) or (h) of the definition of “Permitted Investments” (other than by reference to the definition of “Permitted Indebtedness” or any clause hereof) (“Intercompany Debt”); provided, that, with respect to any Intercompany Debt owing by a Loan Party to any Subsidiary that is not a Loan Party, (i) such Indebtedness shall be subordinated to the Secured Obligations in a manner and to the extent acceptable to the Administrative Agent, and (ii) such Indebtedness shall not be prepaid unless no Default exists immediately prior to and after giving effect to such prepayment;
(l)          unsecured Guarantees with respect to Permitted Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided, that, any such Guarantee is permitted pursuant to clause (g) or (h) of the definition of “Permitted Investments” (other than by reference to the definition of “Permitted Indebtedness” or any clause hereof);
(m)          unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business, so long as such Indebtedness is extinguished within five (5) days from the incurrence thereof;
(n)          unsecured Indebtedness owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by the Borrower of Equity Interests of the Borrower that have been issued to such Person; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness; (ii) the aggregate principal amount of all such Indebtedness shall not exceed $2,500,000 at any one time outstanding; and (iii) such Indebtedness shall be subordinated to the Secured Obligations in a manner and to the extent acceptable to the Administrative Agent;
(o)          Indebtedness of Foreign Subsidiaries; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness; (ii) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any one time outstanding; and (iii) such Indebtedness shall not be directly or indirectly recourse to any of the Loan Parties or their respective assets;
(p)          accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness;
(q)          other unsecured Indebtedness; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness; and (ii) upon giving Pro Forma Effect to the incurrence of such Indebtedness, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Loan Parties were required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable; and

(r)          other Indebtedness; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness; and (ii) the aggregate principal amount of all such Indebtedness shall not exceed an amount equal to two percent (2%) of Consolidated Tangible Assets (determined as of the most recent fiscal quarter end of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) or, in the case of any such determination made prior to the delivery of financial statements for the fiscal quarter of the Borrower ended June 30, 2018, determined with reference to the Interim Financial Statements).
“Permitted Investments” means:
(a)          Investments in cash and Cash Equivalents;
(b)          Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(c)          advances made in connection with purchases of goods or services in the ordinary course of business;
(d)          Investments received in connection with the settlement of amounts due to the Borrower or any Restricted Subsidiary in the ordinary course of business, including in connection with the foreclosure of, or pursuant to any plan or reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of, any account debtor;
(e)          Investments existing as of the Closing Date and set forth on Schedule 7.03;
(f)          Guarantees that constitute Permitted Indebtedness (other than by reference to the definition of “Permitted Investments” (or any clause hereof));
(g)          (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment; and (ii) Investments by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party;
(h)          Investments by any Loan Party in any Subsidiary that is not a Loan Party; provided, that, (i) as of the date of any such Investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and (ii) the aggregate amount of all such Investments shall not exceed $25,000,000 at any one time outstanding;
(i)          deposits of cash made in the ordinary course of business to secure performance of operating leases;
(j)          loans and advances to employees and officers of the Borrower or any Restricted Subsidiary in the ordinary course of business for any bona fide business purpose; provided, that, the aggregate amount of all such loans and advances shall not exceed $2,500,000 at any time outstanding;

(k)         the acquisition and holding of accounts receivable owing to the Borrower or any Restricted Subsidiary in the ordinary course of business and payable or dischargeable in accordance with customary terms;
(l)          (i) payroll and similar advances to employees, drivers, consultants or other service providers to cover matters that are expected at the time of such advances (such advances to be treated as expenses for accounting purposes), (ii) loans and advances to employees of the Borrower or any Restricted Subsidiary for any other purpose, (iii) loans and advances for driver education or training made in the ordinary course of business, and (iv) loans and advances in the ordinary course of business to any owner-operator or similar individual performing services for the Borrower or any Restricted Subsidiary to finance the purchase or lease of equipment; provided, that, the aggregate amount of all such loans and advances made in accordance with this clause (l) shall not exceed $5,000,000 at any one time outstanding;
(m)          (i) Swap Contracts permitted pursuant to clause (i) of the definition of “Permitted Indebtedness;” and (ii) Secured Cash Management Agreements permitted pursuant to clause (j) of the definition of “Permitted Indebtedness;”
(n)          Investments made in Captive Insurance Subsidiaries in an amount not to exceed the minimum amount of capitalization required pursuant to regulatory capital requirements; provided, that, if the amount of any such Investment exceeds $15,000,000, the Borrower shall provide to the Administrative Agent a reasonably detailed description of the increased capital requirements pursuant to which such Investment is made;
(o)          Permitted Acquisitions;
(p)          Investments by any Loan Party in the form of the acquisition of Equity Interests of non-Wholly Owned Subsidiaries that are Domestic Subsidiaries of such Loan Party as of the Closing Date; provided, that, (i) as of the date of any such Investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; (ii) the aggregate amount of all such Investments shall not exceed $15,000,000; and (iii) upon giving Pro Forma Effect to such Investment, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Loan Parties were required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable;
(q)          Investments by any Loan Party in the form of the acquisition of Equity Interests of non-Wholly Owned Subsidiaries that are Foreign Subsidiaries of such Loan Party as of the Closing Date; and
(r)          other Investments (other than Acquisitions) in an aggregate amount at any time outstanding not to exceed the greater of (i) $25,000,000, and (ii) an amount equal to two percent (2%) of Consolidated Tangible Assets (determined as of the most recent fiscal quarter end of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) or, in the case of any such determination made prior to the delivery of financial statements for the fiscal quarter of the Borrower ended June 30, 2018, determined with reference to the Interim Financial Statements).
“Permitted Lease Conversion” means (a) any conversion or refinancing of any operating lease of Rolling Stock, the payments of which were included in rent expense for any prior period, into a Capitalized Lease or other Permitted Indebtedness, or (b) replacement of the assets underlying an operating lease of Rolling Stock with Rolling Stock that is owned or financed under a Capitalized Lease.

“Permitted Lease Conversion Amount” means, for any period, for the Borrower and its Restricted Subsidiaries determined on a Consolidated basis, with respect to all Permitted Lease Conversions during such period, an amount equal to the sum of: (a) the rental expense attributable to the tractors under operating leases at the beginning of such period that were replaced with owned tractors during such period or tractors financed under a Capitalized Lease during such period, plus (b) the rental expense attributable to the trailers under operating leases at the beginning of such period that were replaced with owned trailers during such period or trailers financed under a Capitalized Lease during such period.
“Permitted Liens” means:
(a)          Liens pursuant to any Loan Document;
(b)          Liens for unpaid taxes, assessments, or other governmental charges or levies that (i) are not yet delinquent, or (ii) do not have priority over the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents, so long as the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests;
(c)          judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.01(h);
(d)          (i) Liens existing on the Closing Date and listed on Schedule 7.01; and (ii) any renewals or extensions thereof, so long as (A) the property covered thereby is not changed, and (B) the renewal or extension of the obligations secured or benefited thereby is a Permitted Refinancing;
(e)          any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and covering only the assets so leased, licensed or subleased;
(f)          Liens securing Indebtedness permitted pursuant to clause (e) of the definition of “Permitted Indebtedness;” provided, that, (i) such Liens do not at any time encumber any assets other than assets financed by such Indebtedness (it being understood that financings of the type permitted by clause (e) of the definition of “Permitted Indebtedness” provided by a lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates); and (ii) such Liens attach to such assets concurrently or within ninety (90) days after the acquisition, improvement or completion of the construction or refinancing thereof (and, for purposes hereof, a Permitted Lease Conversion shall be deemed to be an acquisition of Rolling Stock on the closing date of such conversion transaction);
(g)          Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers; provided, that, (i) such Liens are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money; and (ii) such Liens are (A) for sums not yet delinquent, or (ii) the subject of Permitted Protests;
(h)          Liens imposed by requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with worker’s compensation or other unemployment insurance;

(i)          Liens on amounts deposited to secure obligations (other than Indebtedness for borrowed money) in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business;
(j)          Liens on amounts deposited to secure reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business;
(k)          easements, rights-of-way, and zoning restrictions on or with respect to any real property that do not materially interfere with or impair the use or operation thereof;
(l)           non-exclusive licenses of Intellectual Property in the ordinary course of business not interfering with the conduct of business of the Borrower and its Restricted Subsidiaries;
(m)         rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of deposit accounts with such banks or other depository institutions in the ordinary course of business;
(n)          Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums, so long as the financing thereof constitutes Permitted Indebtedness;
(o)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
(p)          other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $2,000,000 at any time outstanding;
          “Permitted Protest” means the right of the Borrower or any Restricted Subsidiary to protest any Lien (other than any Lien granted pursuant to the Loan Documents), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment; provided, that, (a) a reserve with respect to such obligation is established on the Borrower’s or such Restricted Subsidiary’s books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Borrower or such Restricted Subsidiary, as applicable, in good faith, and (c) the Administrative Agent is satisfied that, while any such protest is pending, there will be no material impairment of the enforceability, validity, or priority of the Liens granted in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents.
          “Permitted Refinancing” means, with respect to any Indebtedness of any Person, any modification, refinancing, refunding, renewal or extension of such Indebtedness; provided, that: (a) the principal amount thereof does not exceed the sum of (i) the outstanding principal amount of the Indebtedness so modified, refinanced, refunded, renewed or extended plus (ii) prepayment premiums paid, and reasonable and customary fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension, plus (iii) the amount of unfunded commitments with respect to the Indebtedness so modified, refinanced, refunded, renewed or extended (provided, further, that, notwithstanding this clause (a), the amount of any Indebtedness incurred to finance Rolling Stock or real property that does not constitute Collateral may, in each case, be modified, refinanced, refunded, renewed or extended such that the principal amount thereof would not exceed the fair market value of such Rolling Stock or real property after giving effect to such modification, refinancing, refunding, renewal or extension); (b) such modification, refinancing, refunding, renewal or extension has (i) a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, and

(ii) a weighted average life to maturity equal to or longer than the weighted average life to maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended; (c) the direct and contingent obligors of such Indebtedness shall not be changed as a result of or in connection with such modification, refinancing, refunding, renewal or extension (unless the obligor of such Indebtedness is otherwise a Loan Party); (d) the terms (excluding pricing, fees, rate floors, discounts, premiums and optional prepayments or redemption terms) of such Indebtedness shall not be changed in any manner that is materially adverse, taken as a whole, to the Borrower or any Restricted Subsidiary, as applicable, as a result of or in connection with such modification, refinancing, refunding, renewal or extension (it being understood that financings of the type permitted by clause (e) of the definition of “Permitted Indebtedness” provided by a lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates, and such cross-collateralization shall not be deemed to be materially adverse to the Borrower or any Restricted Subsidiary); (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Secured Obligations or secured by Liens on the Collateral junior to those created under the Collateral Documents, such modification, refinancing, refunding, renewal or extension is subordinated to the Secured Obligations on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended; and (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension shall be unsecured.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable Measurement Period for the applicable covenant or requirement: (a)(i) with respect to any Disposition, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of or the Restricted Subsidiary that is becoming an Unrestricted Subsidiary shall be excluded, and (ii) with respect to any Acquisition or other Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, (b) any retirement of Indebtedness of the Borrower or any of its Restricted Subsidiaries, and (c) any incurrence or assumption of Indebtedness by the Borrower or any of its Restricted Subsidiaries (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower, and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDA.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Loan Parties were required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable, after giving Pro Forma Effect to the applicable Specified Transaction.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Acquisition” means (a) a Permitted Acquisition with aggregate Acquisition Consideration of at least $75,000,000, or (b) a series of related Permitted Acquisitions in any twelve (12) month period, with aggregate Acquisition Consideration for all such Permitted Acquisitions of at least $75,000,000; provided, that, for any such Permitted Acquisition or series of related Permitted Acquisitions to qualify as a Qualified Acquisition, a Responsible Officer of the Borrower shall have delivered to the Administrative Agent a certificate (any such certificate, a “Qualified Acquisition Notice”) on or prior to the consummation of such Permitted Acquisition or the final closing date with respect to a series of related Permitted Acquisitions (i) certifying that the Permitted Acquisition or series of related Permitted Acquisitions meet the criteria set forth in the foregoing clause (a) or clause (b), as applicable, and (ii) notifying the Administrative Agent that the Borrower has elected to treat such Permitted Acquisition or series of related Permitted Acquisitions as a Qualified Acquisition.
“Qualified Acquisition Notice” has the meaning specified in the definition of “Qualified Acquisition.”
“Qualified Acquisition Pro Forma Calculation” means, to the extent required in connection with determining the permissibility of any Permitted Acquisition or series of related Permitted Acquisitions that constitute a Qualified Acquisition, the calculations required by clause (e) in the proviso to the definition of “Permitted Acquisition.”
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests other than Disqualified Equity Interests.
“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Removal Effective Date” has the meaning set forth in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than fifty percent (50%) of the Total Revolving Credit Exposures of all Revolving Lenders at such time.  The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination.
“Resignation Effective Date” has the meaning set forth in Section 9.06(a).
“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, senior vice president – corporate finance, or assistant treasurer of a Loan Party, (b) solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or any assistant secretary of a Loan Party, and (c) solely for purposes of notices given pursuant to Article II, (i) any other officer or employee of the applicable Loan Party so designated by any of the officers set forth in clause (a) or clause (b) in a notice to the Administrative Agent, or (ii) any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in each case in form and substance satisfactory to the Administrative Agent.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any Restricted Subsidiary, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any Restricted Subsidiary, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Borrower or any Restricted Subsidiary, now or hereafter outstanding.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.  Each Loan Party (other than, for the avoidance of doubt, the Borrower) shall be a Restricted Subsidiary.
“Revenue Equipment” means all titled tractors and trailers owned by any Loan Party and used in the operation of such Loan Party’s business.
“Revenue Equipment Collateral” means all Revenue Equipment, other than Revenue Equipment constituting Excluded Property pursuant to clause (e)(ii) of the definition of “Excluded Property.”
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).
“Revolving Commitment” means, as to each Revolving Lender, such Revolving Lender’s obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption or other documentation pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Revolving Commitments of all of the Revolving Lenders on the Closing Date shall be $150,000,000.
“Revolving Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount of such Revolving Lender’s (a) outstanding Revolving Loans at such time, plus (b) participation in L/C Obligations at such time, plus (c) participation in Swingline Loans at such time.
“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.
“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect at such time, any Lender that has a Revolving Commitment at such time, or (b) if the Revolving Commitments have terminated or expired at such time, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.
“Revolving Loan” has the meaning specified in Section 2.01(b).
“Rolling Stock” means all trucks, trailers, tractors, service vehicles, vans, forklifts, wheel loaders and other mobile equipment and other vehicles, wherever located, except for (a) automobiles and pick-up trucks used by the Loan Parties’ employees, and (b) aircraft.
“Rolling Stock Report” means a certificate of a Responsible Officer of the Borrower setting forth, as of the end of the fiscal quarter most recently ended, a summary report of the Rolling Stock that is tractors and trailers and that constitutes Collateral reflecting (a) such Rolling Stock that existed at the beginning of the period covered by such report, (b) additions to such Rolling Stock during the period covered by such report, (c) Dispositions of such Rolling Stock during the period covered by such report, and (d) such Rolling Stock then in existence as of the end of the period covered by such report, in each case, setting forth the following information: the date of acquisition, the manufacturer, the model year, the model, the approximate mileage, the vehicle identification number (or other similar serial number), the Loan Party that is the owner, and the internal tracking number.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Restricted Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.07.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement between the any Loan Party or any Restricted Subsidiary and any Cash Management Bank.
“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract not prohibited under Article VI or VII between any Loan Party or any Restricted Subsidiary and any Hedge Bank.
“Secured Obligations” means all Obligations and all Additional Secured Obligations.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit G.
“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.
“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.
“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.
“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit H.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).
“Specified Transaction” means (a) any Acquisition, (b) any Material Disposition, (c) any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, (d) any Investment that results in a Person becoming a Subsidiary, (e) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (f) any incurrence or repayment of Indebtedness (other than Indebtedness permitted pursuant to clause (e) of the definition of “Permitted Indebtedness”) with a principal amount in excess of the Threshold Amount, or (g) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant, or requires such test or covenant to be calculated on a Pro Forma Basis (it being understood and agreed that in connection with the calculation of the Consolidated Net Leverage Ratio for purposes of determining the permissibility of the incurrence of any Indebtedness, (i) the proceeds of such Indebtedness shall not be counted as Unrestricted Cash, and (ii) any Indebtedness being repaid with the proceeds of such Indebtedness shall not be considered outstanding).
“Subordinating Loan Party” has the meaning specified in Section 11.16.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.
“Swingline Loan” has the meaning specified in Section 2.04(a).
“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit I or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swingline Sublimit” means an amount equal to the lesser of (a) $15,000,000, and (b) the Revolving Facility.  The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” means, as to each Term Lender, such Term Lender’s obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) (or, in connection with any increase in the Term Facility pursuant to Section 2.02(g)(ii), such Term Lender’s obligation to make a Term Loan to the Borrower in connection with such increase) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(b) under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption or other documentation pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The Term Commitments of all of the Term Lenders on the Closing Date shall be $200,000,000.
“Term Facility” means, at any time (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time, and (b) after the Closing Date, the aggregate Outstanding Amount of the Term Loans at such time.
“Term Lender” means, at any time (a) on or prior to the Closing Date, any Person that has a Term Commitment at such time, and (b) after the Closing Date, any Lender that holds a Term Loan at such time.
“Term Loan” means an advance made by a Term Lender under the Term Facility.
“Threshold Amount” means $17,500,000.

“Total Credit Exposure” means, as to any Lender at any time, (a) the unused Commitments of such Lender at such time, plus (b) the Revolving Exposure of such Lender at such time, plus (c) the Outstanding Amount of all Term Loans of such Lender at such time.
“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, (a) the unused Revolving Commitment of such Revolving Lender at such time, plus (b) the Revolving Exposure of such Revolving Lender at such time.
“Total Revolving Outstandings” means, at any time, the aggregate Outstanding Amount of (a) all Revolving Loans at such time, plus (b) all Swingline Loans at such time, plus (c) all L/C Obligations at such time.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” means, subject to the limitations in Section 1.03(a) and Section 2.02(g), as of any date of determination, an amount equal to the total of (a) the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties as of such date, minus (b) $5,000,000.
“Unrestricted Subsidiary” means, at any date of determination, any Subsidiary of the Borrower (other than any Subsidiary that (a) owns any Equity Interests in the Borrower or any Restricted Subsidiary, or (b) holds a Lien on any assets or property of the Borrower or any Restricted Subsidiary) that has been designated as an Unrestricted Subsidiary by the Borrower (in a written notice by the Borrower to the Administrative Agent); provided, that, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such designation, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), and (iii) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Indebtedness with an outstanding principal amount in excess of the Threshold Amount.  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investments held by the Borrower in such Unrestricted Subsidiary immediately prior to such designation.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by such Restricted Subsidiary at the time of designation of any Indebtedness or Liens of such Restricted Subsidiary outstanding at such time.  Once an Unrestricted Subsidiary has been designated as a Restricted Subsidiary, it cannot be re-designated as an Unrestricted Subsidiary; once a Restricted Subsidiary has been designated as an Unrestricted Subsidiary, it cannot be re-designated as a Restricted Subsidiary.  As of the Closing Date, there are no Unrestricted Subsidiaries.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.
“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of Law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02         Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03          Accounting Terms.
(a)          Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.  Notwithstanding anything contained herein to the contrary, in connection with the calculation of the Consolidated Net Leverage Ratio for purposes of determining the permissibility of the incurrence of any Indebtedness, (i) the proceeds of such Indebtedness shall not be counted as Unrestricted Cash, and (ii) any Indebtedness being repaid with the proceeds of such Indebtedness shall not be considered outstanding.
(b)          Changes in GAAP.  If at any time any change in GAAP, any change in the Loan Parties’ accounting policies, or any change in the application of GAAP by the Loan Parties, in any case, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)          Consolidation of Variable Interest Entities. All references herein to Consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)          Pro Forma Calculations.  Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Net Leverage Ratio (including for purposes of compliance with Section 7.11 and determining the Applicable Rate) and the Consolidated Interest Coverage Ratio, in each case, shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable Measurement Period to which such calculation relates, and/or subsequent to the end of such Measurement Period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Net Leverage Ratio or the Consolidated Interest Coverage Ratio, in each case, for purposes of determining (i) compliance with Section 7.11, and/or (ii) the Applicable Rate, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable Measurement Period shall not be given Pro Forma Effect.  For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.11, (A) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending June 30, 2018, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Net Leverage Ratio and/or the minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01(a) or Section 6.01(b), as applicable, or (B) in the case of any such compliance required prior to the delivery referred to in clause (A) above, such Pro Forma Compliance shall be determined by reference to (x) the Interim Financial Statements, and (y) the maximum Consolidated Net Leverage Ratio and/or the minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter ending June 30, 2018.

1.04         Rounding.
Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05         Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06         Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07         UCC Terms.
Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
1.08         Rates.
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS
2.01         Loans.
(a)          Term Borrowing.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower, in Dollars, on the Closing Date in an amount not to exceed such Term Lender’s Applicable Percentage of the Term Facility.  The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility.  Term Loans repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, that, the Term Borrowing made on the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of the Term Borrowing.
(b)          Revolving Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, that, after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment.  Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this Section 2.01(b), prepay Revolving Loans under Section 2.05, and reborrow Revolving Loans under this Section 2.01(b).  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, that, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Revolving Borrowing.
2.02         Borrowings, Conversions and Continuations of Loans.
(a)          Notice of Borrowing.  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice.  Each Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding).  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding).  Each Loan Notice and each telephonic notice shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Notwithstanding anything to the contrary herein, (1) a Swingline Loan may not be converted to a Eurodollar Rate Loan, and (2) the borrowing of a Swingline Loan shall be governed by Section 2.04.
(b)          Advances.  Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, that, if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)          Eurodollar Rate Loans.  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, without the consent of the Required Lenders, no Loans may be requested as, converted to or continued as, Eurodollar Rate Loans, and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.
(d)          Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.
(e)          Interest Periods.  After giving effect to the Term Borrowing, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term Facility.  After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Facility.

(f)          Cashless Settlement Mechanism.  Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
(g)          Increase in Revolving Facility; Increase in Term Facility.  The Borrower may at any time on or after the Closing Date, and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) and/or increase the Term Facility, by a maximum aggregate amount for all such increases not to exceed $75,000,000, as follows:
(i)          Increase in Revolving Facility.  The Borrower may, at any time on or after the Closing Date, and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) with additional Revolving Commitments from any Revolving Lender or new Revolving Commitments from one or more other Persons selected by the Borrower and acceptable to the Administrative Agent, the Swingline Lender and the L/C Issuer (so long as such Persons are Eligible Assignees); provided, that:
(A)          any such increase shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof;
(B)          no Default or Event of Default shall exist and be continuing at the time of any such increase;
(C)          no existing Revolving Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Revolving Lender’s sole and absolute discretion;
(D)          (1) any new Lender shall join this Agreement by executing such joinder documents as are required by the Administrative Agent, and/or (2) any existing Revolving Lender electing to increase its Revolving Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent;
(E)          as a condition precedent to such increase, the Borrower shall have delivered to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase and signed by a Responsible Officer of each such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of the Borrower, certifying that, before and after giving effect to such increase, (x) the representations and warranties of each Loan Party contained in this Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(i)(E)(2)(x), the representations and warranties contained in Sections 5.05(a), (b), and (d) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a), Section 6.01(b), or Section 6.01(c), as applicable, and (y) no Default or Event of Default exists;

(F)          a Responsible Officer of the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such increase (and assuming for such calculation that such increase is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable (it being understood and agreed that for purposes of such calculation, for purposes of calculating the Consolidated Net Leverage Ratio, (x) the identifiable proceeds of such increase (if any) incurred at such time shall not qualify as Unrestricted Cash, and (y) any Indebtedness being repaid with the identifiable proceeds of such increase (if any) shall not be considered outstanding);
(G)          the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to such increase;
(H)          Schedule 1.01(b) shall be deemed revised to include any increase in the Revolving Facility pursuant to this Section 2.02(g)(i) and to include thereon any Person that becomes a Revolving Lender pursuant to this Section 2.02(g)(i); and
(I)          the Administrative Agent shall have received (1)(x) evidence as to whether each Mortgaged Property is a Flood Hazard Property, and (y) if any Mortgaged Property is a Flood Hazard Property, (I) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (II) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (y) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (III) copies of insurance policies or certificates of insurance of the Loan Parties and their respective Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties, and (2) with respect to any new real property that will be added as a Mortgaged Property on the effective date of such increase, or will be required to be added as a Mortgaged Property following the effective date of such increase, written notice thereof at least thirty (30) days prior to the effective date of such increase.

The Borrower shall prepay any Revolving Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitments arising from any non-ratable increase in the Revolving Facility pursuant to this Section 2.02(g)(i).
(ii)          Increase in Term Facility.  The Borrower may, at any time on or after the Closing Date, and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Term Facility with additional Term Commitments from any Term Lender or new Term Commitments from one or more other Persons selected by the Borrower and acceptable to the Administrative Agent (so long as such Persons are Eligible Assignees); provided, that:
(A)         any such increase shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof;
(B)          no Default or Event of Default shall exist and be continuing at the time of any such increase;
(C)          no existing Term Lender shall be under any obligation to increase its Term Commitment and any such decision whether to increase its Term Commitment shall be in such Term Lender’s sole and absolute discretion;
(D)          (1) any new Lender shall join this Agreement by executing such joinder documents as are required by the Administrative Agent, and/or (2) any existing Term Lender electing to increase its Term Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent;
(E)           as a condition precedent to such increase, the Borrower shall have delivered to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase and signed by a Responsible Officer of each such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of the Borrower, certifying that, before and after giving effect to such increase, (x) the representations and warranties of each Loan Party contained in this Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(ii)(E)(2)(x), the representations and warranties contained in Sections 5.05(a), (b), and (d) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a), Section 6.01(b), or Section 6.01(c), as applicable, and (y) no Default or Event of Default exists;
(F)          a Responsible Officer of the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such increase, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable (it being understood and agreed that for purposes of such calculation, for purposes of calculating the Consolidated Net Leverage Ratio, (x) the identifiable proceeds of such increase (if any) incurred at such time shall not qualify as Unrestricted Cash, and (y) any Indebtedness being repaid with the identifiable proceeds of such increase (if any) shall not be considered outstanding);

(G)          the Administrative Agent shall have received such amendments to the Collateral Documents as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Secured Obligations after giving effect to such increase;
(H)          Schedule 1.01(b) shall be deemed revised to include any increase in the Term Facility pursuant to this Section 2.02(g)(ii) and to include thereon any Person that becomes a Term Lender pursuant to this Section 2.02(g)(ii); and
(I)          the Administrative Agent shall have received (1)(x) evidence as to whether each Mortgaged Property is a Flood Hazard Property, and (y) if any Mortgaged Property is a Flood Hazard Property, (I) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (II) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (y) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (III) copies of insurance policies or certificates of insurance of the Loan Parties and their respective Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties, and (2) with respect to any new real property that will be added as a Mortgaged Property on the effective date of such increase, or will be required to be added as a Mortgaged Property following the effective date of such increase, written notice thereof at least thirty (30) days prior to the effective date of such increase.
2.03          Letters of Credit.
(a)          The Letter of Credit Commitment.
(i)          Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any Restricted Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Restricted Subsidiary and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving

Facility, (y) the Revolving Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit; provided, further, that, after giving effect to all L/C Credit Extensions, the aggregate Outstanding Amount of all L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)          The L/C Issuer shall not issue any Letter of Credit if: (A) subject to Section 2.03(b)(iv), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or (B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.
(iii)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; (B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000; (D) the Letter of Credit is to be denominated in a currency other than Dollars; (E) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or (F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)          The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)          The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)          Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower (and, in the case of any Letter of Credit to be issued for a Restricted Subsidiary, by such Restricted Subsidiary if required by the L/C Issuer). Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount  thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)          Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(iv)          If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a)(ii), Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension, or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(c)          Drawings and Reimbursements; Funding of Participations.
(i)          Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)          Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03(c).
(iv)          Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)          Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)           Repayment of Participations.
(i)          At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)          If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.
(e)          Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable; (vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)          Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, that, anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)          Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)          Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit.  Letter of Credit Fees shall be (i) due and payable on the first Business Day following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)          Fronting Fee; Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on or prior to the date that is ten (10) Business Days following each fiscal quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)          Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)          Letters of Credit Issued for Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
2.04         Swingline Loans.
(a)          The Swingline.  Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”).  Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, that, (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (B) the Revolving Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow Swingline Loans under this Section 2.04(a), prepay Swingline Loans under Section 2.05, and reborrow Swingline Loans under this Section 2.04(a).  Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate.  Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.
(b)          Borrowing Procedures.  Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone or a Swingline Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice.  Each Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested date of the Borrowing (which shall be a Business Day).  Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of its Swingline Loan available to the Borrower by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

(c)           Refinancing of Swingline Loans.
(i)          The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02.  The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swingline Lender.
(ii)          If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for a Revolving Borrowing of Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.

(iv)          Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice).  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.
(d)           Repayment of Participations.
(i)          At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.
(ii)          If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swingline Lender.  The obligations of the Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.
(e)           Interest for Account of Swingline Lender.  The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans.  Until each Revolving Lender funds its Revolving Loan that is a Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.
(f)           Payments Directly to Swingline Lender.  The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
2.05          Prepayments.
(a)          Optional.
(i)          The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and/or Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided, that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each Notice of Loan Prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each Notice of Loan Prepayment, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If a Notice of Loan Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such Notice of Loan Prepayment shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as directed by the Borrower (or, if no application is specified by the Borrower, on a pro rata basis).  Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)          The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding).  Each Notice of Loan Prepayment shall specify the date and amount of such prepayment.  If a Notice of Loan Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such Notice of Loan Prepayment shall be due and payable on the date specified therein.  Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(b)          Mandatory.
(i)          Revolving Outstandings.  If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (in each case, together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment of all Revolving Loans, all Swingline Loans and all L/C Borrowings, the Total Revolving Outstandings exceed the Revolving Facility at such time.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b)(i) shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.05(b)(i) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
(ii)          Dispositions and Involuntary Dispositions.
(A)          The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by any Loan Party or any Restricted Subsidiary from all Dispositions and all Involuntary Dispositions (other than Dispositions or Involuntary Dispositions of Revenue Equipment Collateral), within three (3) Business Days of the date of such Disposition or Involuntary Disposition; provided, that, so long as no Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent prior to, or within thirty (30) days after, the date of such Disposition or Involuntary Disposition), such Loan Party or such Restricted Subsidiary reinvests all or any portion of such Net Cash Proceeds in Eligible Assets within three hundred sixty-five (365) days of the date of such Disposition or Involuntary Disposition (or commits to such reinvestment within such three hundred sixty-five (365) day period and actually consummates such reinvestment within one hundred eighty (180) days after such three hundred sixty-five (365) day period); provided, further, that, if such Net Cash Proceeds shall have not been so reinvested, such Net Cash Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided.  Any prepayment pursuant to this Section 2.05(b)(ii)(A) shall be applied as set forth in, and subject to, Section 2.05(b)(v).

(B)          The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by any Loan Party or any Restricted Subsidiary from all Dispositions and all Involuntary Dispositions of Revenue Equipment Collateral, within three (3) Business Days of the date on which the Borrower was required to disclose such Disposition or Involuntary Disposition in a Rolling Stock Report; provided, that, so long as no Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent prior to, or within thirty (30) days after, the date of such Disposition or Involuntary Disposition), such Loan Party or such Restricted Subsidiary reinvests all or any portion of such Net Cash Proceeds in replacement Revenue Equipment Collateral within one hundred eighty (180) days of the date of such Disposition or Involuntary Disposition (it being understood that until such time as such Net Cash Proceeds are reinvested in Revenue Equipment Collateral, such Net Cash Proceeds shall be held in a deposit account maintained with Bank of America or otherwise in a deposit account subject to a Qualifying Control Agreement); provided, further, that, if such Net Cash Proceeds shall have not been so reinvested, such Net Cash Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided.  Any prepayment pursuant to this Section 2.05(b)(ii)(B) shall be applied as set forth in, and subject to, Section 2.05(b)(v).
(iii)          Equity Issuance.  Immediately upon the receipt by any Loan Party or any Restricted Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to (A) fifty percent (50%) of such Net Cash Proceeds, if the Consolidated Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the application of the proceeds of such Equity Issuance) as of the end of the most recent fiscal quarter end for which the Loan Parties were required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) was greater than 2.00 to 1.0, and (B) zero percent (0%) of such Net Cash Proceeds, if the Consolidated Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the application of the proceeds of such Equity Issuance) as of the end of the most recent fiscal quarter end for which the Loan Parties were required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) was less than or equal to 2.00 to 1.0.  Any prepayment pursuant to this Section 2.05(b)(iii) shall be applied as set forth in, and subject to, Section 2.05(b)(v).
(iv)          Debt Issuance.
(A)          Immediately upon the receipt by any Loan Party or any Restricted Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds.  Any prepayment pursuant to this Section 2.05(b)(iv)(A) shall be applied as set forth in, and subject to, Section 2.05(b)(v).
(B)          Immediately upon the receipt by any Loan Party or any Restricted Subsidiary of the Net Cash Proceeds of any issuance of Indebtedness permitted pursuant to clause (e)(i) of the definition of “Permitted Indebtedness,” to the extent such Indebtedness is incurred to finance any Revenue Equipment Collateral or any real property, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds; provided, that, so long as no Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent prior to, or within thirty (30) days after, the date of the issuance of such Indebtedness), such Loan Party or such Restricted Subsidiary reinvests all or any portion of such Net Cash Proceeds in replacement Revenue Equipment Collateral or replacement real property, as applicable, within one hundred eighty (180) days of the date of the issuance of such Indebtedness (it being understood that until such time as such Net Cash Proceeds are reinvested in Revenue Equipment Collateral or real property, such Net Cash Proceeds shall be held in a deposit account maintained with Bank of America or otherwise in a deposit account subject to a Qualifying Control Agreement); provided, further, that, if such Net Cash Proceeds shall have not been so reinvested, such Net Cash Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided.  Any prepayment pursuant to this Section 2.05(b)(iv)(B) shall be applied as set forth in, and subject to, Section 2.05(b)(v).

(v)          Application of Payments.  Each prepayment required pursuant to Sections 2.05(b)(ii), 2.05(b)(iii) or 2.05(b)(iv) shall be applied, first, to the Term Loans and to the principal repayment installments thereof in inverse order of maturity, second, after the outstanding Term Loans have been paid in full, to the Revolving Loans (without a corresponding permanent reduction of the Revolving Facility), and third, after the outstanding Revolving Loans have been paid in full, to Cash Collateralize the remaining L/C Obligations.  Within the parameters of the applications set forth above, prepayment required pursuant to Sections 2.06(b)(ii), 2.06(b)(iii) or 2.06(b)(iv) shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.  All prepayments required pursuant to Sections 2.06(b)(ii), 2.06(b)(iii) or 2.06(b)(iv) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
2.06         Termination or Reduction of Commitments.
(a)          Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided, that, unless otherwise agreed by the Administrative Agent, (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit.
(b)          Mandatory.
(i)          The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.
(ii)          If after giving effect to any reduction or termination of Revolving Facility under Section 2.06(a), the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)          Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Facility under this Section 2.06.  Upon any reduction of the Revolving Facility, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount.  All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.
2.07          Repayment of Loans.
(a)          Term Loans.  The Borrower shall repay the outstanding principal amount of the Term Loans in installments on the last Business Day of each March, June, September and December and on the Maturity Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:
Payment Dates
Principal Amortization Payment
(% of Outstanding Amount of Term Loans on the Closing Date (plus the Outstanding Amount of Term Loans issued pursuant to Section 2.02(g)(ii) on the issuance date thereof))

September 2018	1.250%
December 2018	1.250%
March 2019	1.250%
June 2019	1.250%
September 2019	1.250%
December 2019	1.250%
March 2020	1.250%
June 2020	1.250%
September 2020	1.250%
December 2020	1.250%
March 2021	1.250%
June 2021	1.250%
September 2021	1.875%
December 2021	1.875%
March 2022	1.875%
June 2022	1.875%
September 2022	2.500%
December 2022	2.500%
March 2023	2.500%
Maturity Date	Outstanding Amount of Term Loans
provided, that, (i) the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date, and (ii)(A) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Eurodollar Rate Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be, and (B) if any principal repayment installment to be made by the Borrower on a Eurodollar Rate Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

(b)          Revolving Loans.  The Borrower shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.
(c)          Swingline Loans.  The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swingline Loan is made, and (ii) the Maturity Date.
2.08         Interest and Default Rate.
(a)          Interest.  Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.  To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)          Default Rate.
(i)          If (A) any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) any Event of Default pursuant to Sections 8.01(f) or (g) exists, in either case, all outstanding Obligations (including Letter of Credit Fees) shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)          If (A) any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) any Event of Default exists, the, in either case, upon the request of the Required Lenders, all outstanding Obligations (including Letter of Credit Fees) shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)         Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)          Interest Payments.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09         Fees.
In addition to certain fees described in Section 2.03:
(a)          Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds an amount equal to the sum of (i) the Outstanding Amount of Revolving Loans, plus (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15.  For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the Commitment Fee.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)          Other Fees.
(i)          The Borrower shall pay to the Administrative Agent and MLPFS, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)          The Borrower shall pay to the Arrangers (other than MLPFS) and the Lenders, such fees as shall have been separately agreed upon in writing between the Borrower and such Person, in the amounts and at the times so agreed.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10         Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)          Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)          Financial Statement Adjustments or Restatements.  If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate, and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent, for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII.  The Borrower’s obligations under this paragraph shall survive the Facility Termination Date and the termination of this Agreement.

2.11         Evidence of Debt.
(a)          Maintenance of Accounts.  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)          Maintenance of Records.  In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12         Payments Generally; Administrative Agent’s Clawback.
(a)          General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)          (i)          Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)          Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)          Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)          Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans, and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)          Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)          Pro Rata Treatment.  Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.03 or Section 2.09 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.
2.13         Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that: (1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14         Cash Collateral.
(a)          Certain Credit Support Events.  If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)          Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America.  The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)          Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Agreement in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)          Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))), or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, that, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15         Defaulting Lenders.
(a)          Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)          Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders,” “Required Revolving Lenders” and Section 11.01.
(ii)          Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.
(A)          Fees.  No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)          Letter of Credit Fees.  Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)          Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)          Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)          Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure, and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)          Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01          Taxes.
(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)          Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 3.01(e).
(ii)          If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)          If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)          Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of Section 3.01(a), the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)          Tax Indemnifications.
(i)          Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.  Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii).
(ii)          Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 3.01(c)(ii).

(d)          Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)          Status of Lenders; Tax Documentation.
(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)          Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          executed originals of IRS Form W-8ECI;
(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)          to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)          Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)          Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)          Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the Facility Termination Date, and the termination of this Agreement.
3.02         Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03         Inability to Determine Rates.
(a)          If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i)  the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Appropriate Lenders determine that for any reason Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (1) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (2) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Appropriate Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(b)          Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 3.03(a)(i), the Administrative Agent, in consultation with the Borrower and the Appropriate Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under Section 3.03(a)(i), (ii) the Administrative Agent or the Appropriate Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04         Increased Costs; Reserves on Eurodollar Rate Loans.
(a)          Increased Costs Generally.  If any Change in Law shall:
(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or the L/C Issuer;
(ii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)          impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)          Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or Section 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)          Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
(e)          Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05         Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)          any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)          any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)          any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06         Mitigation Obligations; Replacement of Lenders.
(a)          Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)          Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.
3.07         LIBOR Successor Rate.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined, that: (a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or (c) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (ii) the Eurodollar Rate component of the Base Rate shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
3.08         Survival.
All of the Borrower’s obligations under this Article III shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the Facility Termination Date, and the termination of this Agreement.
ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01         Conditions to Effectiveness and Obligation to Make Initial Credit Extension.
The effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)          Execution of Credit Agreement; Loan Documents.  The Administrative Agent shall have received (i) counterparts to this Agreement executed by (A) a Responsible Officer of each Loan Party, and (B) each Lender, and (ii) counterparts of each other Loan Document to be executed on the Closing Date, executed by a Responsible Officer of each Loan Party.
(b)          Organization Documents, Resolutions, Etc.  The Administrative Agent shall have received the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel: (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of such Loan Party to be true and correct as of the Closing Date; (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization.

(c)          Legal Opinions of Counsel.  The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.
(d)          Financial Statements.  The Administrative Agent shall have received copies of (i) the Audited Financial Statements; (ii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2018, including balance sheets and consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows (the “Interim Financial Statements”); and (iii) an annual business plan and budget of the Borrower and its Subsidiaries, including forecasts prepared by management of the Borrower, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries, on an annual basis for the first five (5) years following the Closing Date.
(e)          No Material Adverse Effect.  Since December 31, 2017, there shall not have occurred any event or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.
(f)          Personal Property Collateral.  The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:
(i)          (A) searches of UCC filings in the jurisdiction of organization of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, and (B) tax lien and judgment searches;
(ii)          searches of ownership of Intellectual Property of each Loan Party in the United States Copyright Office and the United States Patent and Trademark Office and duly executed notices of grant of security interest in the form required by the Collateral Documents as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Intellectual Property of each Loan Party;
(iii)          completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(iv)          to the extent required to be delivered pursuant to the terms of the Collateral Documents, stock, equity, share or membership certificates and endorsements of, or notations on, such certificates evidencing Equity Interests pledged pursuant to the terms of the Collateral Documents, together with undated stock or transfer powers duly executed in blank; and

(v)          to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral.
(g)          Liability, Casualty, Property and Business Interruption Insurance.  The Administrative Agent shall have received certificates of insurance evidencing liability, casualty, property, and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent.
(h)          Solvency Certificate.  The Administrative Agent shall have received a Solvency Certificate signed by the Chief Financial Officer of the Borrower (or such other Responsible Officer of the Borrower as is acceptable to the Administrative Agent) as to the solvency of the Borrower and its Restricted Subsidiaries, on a Consolidated basis after giving effect to the Closing Date Transactions.
(i)          No Litigation.  There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.
(j)          Initial Public Offering.  The Administrative Agent shall have received satisfactory evidence that the Initial Public Offering shall have been consummated, or substantially concurrently with the funding of the initial Credit Extensions on the Closing Date, shall be consummated, in all material respects in accordance with the terms of the Initial Public Offering Registration Statement.
(k)          Officer’s Certificate.  The Administrative Agent shall have received a certificate signed by the Chief Financial Officer of the Borrower (or such other Responsible Officer of the Borrower as is acceptable to the Administrative Agent) certifying that the conditions specified in Sections 4.01(e), (i), (j), and (l) and Sections 4.02(a) and (b) have been satisfied.
(l)          Consents.  All Board of Director, governmental, shareholder and material third party consents and approvals necessary in connection with the Closing Date Transactions or the Loan Documents shall have been obtained and shall be in full force and effect.
(m)          Repayment of Existing Indebtedness.  All of the existing Indebtedness of the Borrower and its Restricted Subsidiaries (including all Indebtedness arising under the Existing Credit Agreements), other than Indebtedness permitted to exist pursuant to Section 7.02, shall be repaid in full and all commitments, guarantees and security interests related thereto shall be terminated (subject to the filing of customary lien release instruments and other instruments necessary to evidence the termination of any such security interests), in each case substantially concurrently with the funding of the initial Credit Extensions on the Closing Date (the “Closing Date Refinancing”).
(n)          Due Diligence; PATRIOT Act.  The Administrative Agent and the Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries, in scope, and with results, reasonably satisfactory to the Administrative Agent and the Lenders, including, OFAC, the United States Foreign Corrupt Practices Act of 1977 and “know your customer” due diligence.  The Loan Parties shall have provided to the Administrative Agent and the Lenders (i) the documentation and other customary information reasonably requested by the Administrative Agent and the Lenders in order to comply with applicable law, including the PATRIOT Act, and (ii) at least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

(o)          Fees and Expenses.  The Administrative Agent, the Arrangers and the Lenders shall have received any fees and expenses required to be paid on or before the Closing Date.
(p)          Attorney Costs.  The Borrower shall have paid all out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least three (3) Business Days prior to the Closing Date (or such shorter period of time as is acceptable to the Borrower), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02         Conditions to all Credit Extensions.
The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:
(a)          Representations and Warranties. The representations and warranties of each Loan Party contained in this Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 4.02(a), the representations and warranties contained in Sections 5.05(a), (b), and (d) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a), Section 6.01(b), or Section 6.01(c), as applicable.
(b)          Default or Event of Default. No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)          Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:
5.01         Existence, Qualification and Power.
Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02         Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (except with respect to any conflict, breach or contravention or payment (but not creation of Liens) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect), or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
5.03         Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained, and (ii) filings to perfect the Liens created by the Collateral Documents.
5.04         Binding Effect.
Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05         Financial Statements; No Material Adverse Effect.
(a)          Audited Financial Statements.  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)          Interim Financial Statements.  The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)          Material Adverse Effect.  Since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)          Annual Business Plan and Budget.  The annual business plan and budget of the Borrower and its Subsidiaries delivered pursuant to Section 4.01(d)(iii) was prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by management of the Borrower to be reasonable in light of the conditions existing at the time that such annual business plan and budget were prepared, and represented, at the time of such preparation, the Borrower’s reasonable estimate of its future financial condition and performance.
5.06         Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Restricted Subsidiary or against any of their properties or revenues that, (a) as of the Closing Date, purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.07         No Default.
Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the Closing Date Transactions.
5.08         Ownership of Property.
Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all of their real property necessary in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09         Environmental Compliance.
(a)          The Loan Parties and their respective Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)          Neither any Loan Party nor any of its Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries have been disposed of in a manner that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.10          Insurance.
The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies (including Captive Insurance Subsidiaries), in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Restricted Subsidiary operates.  The general liability, casualty, property and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.
5.11         Taxes.
Each Loan Party and its Restricted Subsidiaries have filed all federal, material state and other material tax returns and reports required to be filed, and have paid all federal, material state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Restricted Subsidiary.
5.12         ERISA Compliance.
(a)          Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws, except for non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)          There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)          (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)          As of the Closing Date, the Borrower is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (iv) a “governmental plan” within the meaning of ERISA.
5.13          Margin Regulations; Investment Company Act.
(a)          Margin Regulations.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Restricted Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)          Investment Company Act.  None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.14         Disclosure.
The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Closing Date Transactions or any other transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, (i) with respect to projected financial information and other forward-looking information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such information is subject to inherent uncertainties and contingencies which may be outside the control of any Loan Party and that no assurance can be given that any such projected financial information will be realized), and (ii) no representation or warranty is made with respect to information of a general economic or industry-specific nature).

5.15         Compliance with Laws.
Each Loan Party and each Restricted Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.16         Solvency.
Immediately after the consummation of the Closing Date Transactions: (a) the fair value of the assets of the Loan Parties, on a Consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, on a Consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, on a Consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, on a Consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Closing Date.
5.17         Casualty, Etc.
Neither the businesses nor the properties of any Loan Party or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.18          Sanctions Concerns and Anti-Corruption Laws.
(a)          Sanctions Concerns.  No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity  that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in a Designated Jurisdiction.

(b)          Anti-Corruption Laws.  The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, and, as applicable, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.
5.19         Subsidiaries; Equity Interests; Loan Parties.
(a)          Subsidiaries, Joint Ventures, Partnerships and Equity Investments.  Set forth on Schedule 5.19(a) is a complete and accurate list as of the Closing Date of: (i) all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties (and, with respect to each Subsidiary, an indication as to whether such Subsidiary is a Restricted Subsidiary, an Unrestricted Subsidiary, and/or an Excluded Subsidiary (and, if so, the type (i.e. CFC Holdco) of such Excluded Subsidiary)); (ii) the number of shares of each class of Equity Interests in each Subsidiary outstanding; (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries; and (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.).  The outstanding Equity Interests in all Restricted Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens.  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of the Borrower or any Restricted Subsidiary, except as contemplated in connection with the Loan Documents.
(b)          Loan Parties.  Set forth on Schedule 5.19(b) is a complete and accurate list as of the Closing Date of each Loan Party’s: (i) exact legal name; (ii) former legal names in the four (4) months prior to the Closing Date, if any; (iii) jurisdiction of its organization; (iv) address of its chief executive office (and address of its principal place of business if different than its chief executive office address); (v) U.S. federal taxpayer identification number; and (vi) organization identification number.
(c)          Beneficial Ownership Certification.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
5.20         Collateral Representations.
(a)          Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings and other actions completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.
(b)          Intellectual Property.  Set forth on Schedule 5.20(b), as of the Closing Date, is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date.  Except for such claims and infringements that would not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any such claim, and the use of any Intellectual Property by any Loan Party or any of its Restricted Subsidiaries or the granting of a right or a license in respect of any Intellectual Property from any Loan Party or any of its Restricted Subsidiaries does not infringe on the rights of any Person.  As of the Closing Date, none of the Intellectual Property owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement (other than non-exclusive outbound licenses entered into in the ordinary course of business) except as set forth on Schedule 5.20(b).

(c)          Deposit Accounts and Securities Accounts.  Set forth on Schedule 5.20(c), as of the Closing Date, is a description of all deposit accounts and securities accounts of the Loan Parties maintained in the United States, including the name of (i) the applicable Loan Party, (ii) in the case of a deposit account, the depository institution and whether such account is an Excluded Account, and (iii) in the case of a securities account, the securities intermediary or issuer and the average aggregate daily market value (as of the close of business) held in such securities account and whether such account in an Excluded Account, as applicable.
(d)          Properties.  Set forth on Schedule 5.20(d), as of the Closing Date, is a list of all real property located in the United States that is owned or leased by any Loan Party (in each case, including (i) the name of the Loan Party owning (or leasing) such property, (ii) the property address, (iii) the city, county, state and zip code which such property is located, and (iv) a designation as to whether such real property is Excluded Property).
5.21         Regulation H.
No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) such other flood hazard determination forms, notices and confirmations thereof as reasonably requested by the Administrative Agent, and (c) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders.  All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.
5.22         EEA Financial Institutions.
No Loan Party is an EEA Financial Institution.
5.23         Labor Matters.
There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Restricted Subsidiaries as of the Closing Date.  Neither the Borrower nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date.
ARTICLE VI

 AFFIRMATIVE COVENANTS
6.01          Financial Statements.
The Loan Parties shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:
(a)          Audited Financial Statements.  As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)          Quarterly Financial Statements.  As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower (or, if earlier, five (5) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.
(c)          Business Plan and Budget.  As soon as available, but in any event no later than forty-five (45) days after the beginning of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries, including forecasts prepared by management of the Borrower, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on an annual basis for such fiscal year.
(d)          Unrestricted Subsidiaries.  If the Borrower designates any of its Subsidiaries as an Unrestricted Subsidiary, the Borrower shall deliver concurrently with the delivery of any financial statements pursuant to Section 6.01(a) or 6.01(b), the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such Consolidated financial statements.
As to any information contained in materials furnished pursuant to Section 6.02(b), the Loan Parties shall not be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.
6.02         Certificates; Other Information.
The Loan Parties shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a)          Compliance Certificate; Rolling Stock Report.  Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Borrower, including (A) a certification that no Default has occurred and is continuing (or, if a Default has occurred and is continuing, describing the nature and status of each such Default and actions that have been taken or are proposed to be taken to cure such Default), (B) a certification of compliance with the financial covenants set forth in Section 7.11, including financial covenant calculations for the period covered by the Compliance Certificate, (C) a listing of (1) all applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property made since the date of the prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered pursuant hereto, since the Closing Date), (2) all issuances of registrations or letters on existing applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property received since the date of the prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered pursuant hereto, since the Closing Date), and (3) all licenses relating to any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office entered into by any Loan Party since the date of the prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered pursuant hereto, since the Closing Date), (D) a calculation of the Available Amount as of the last day of the period covered by such Compliance Certificate, and (E) a calculation of the Permitted Lease Conversion Amount for the period covered by such Compliance Certificate, and (ii) a duly completed Rolling Stock Report signed by a Responsible Officer of the Borrower.  Unless the Administrative Agent requests executed originals, delivery of any Compliance Certificate or any Rolling Stock Report may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.
(b)          Annual Reports; Etc.  Promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.
(c)          SEC Notices.  Promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower or any Restricted Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Restricted Subsidiary.
(d)          Know Your Customer Information.  Promptly upon request by the Administrative Agent or any Lender, such other information and documentation required by bank regulatory authorities under applicable laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (including any applicable “know your customer” rules and regulations and the PATRIOT Act).
(e)          Additional Information.  Promptly, such additional information regarding the business, financial, legal or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent (including on EDGAR at www.sec.gov (or another successor government website that is freely and readily available)).
The Borrower hereby acknowledges that (1) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”), and (2) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and any Affiliate thereof and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.
6.03          Notices.
The Loan Parties shall promptly, but in any event within ten (10) Business Days (except that, with respect to Section 6.03(a) only, such time period shall be two (2) Business Days) after a Responsible Officer of any Loan Party obtains knowledge thereof, notify the Administrative Agent:
(a)          of the occurrence of any Default;
(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)          of the occurrence of any ERISA Event;
(d)          of the occurrence of any event for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b); or

(e)          of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary, including any determination by the Borrower referred to in Section 2.10(b).
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04         Payment of Obligations.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05         Preservation of Existence, Etc.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to:
(a)          preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.04 or Section 7.05.
(b)          take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)          preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06         Maintenance of Properties.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to:
(a)          maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted.
(b)          make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)          use, store and maintain all of its Rolling Stock with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws in all material respects.

6.07         Maintenance of Insurance.
(a)          Maintenance of Insurance.  Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurance companies (including any Captive Insurance Subsidiaries), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the requirements of this Agreement) as are customarily carried under similar circumstances by such other Persons, including flood hazard insurance on all Mortgaged Properties that are Flood Hazard Properties, on such terms and in such amounts as required by the National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.
(b)          Evidence of Insurance.  Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, (i) subject to Section 6.20(c), cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums), (ii) annually, upon expiration of current insurance coverage, provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to, (A) evidence of such insurance policies (including, as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), and (B) endorsements meeting the requirements of Section 6.07(b)(i).
(c)          Redesignation.  Each Loan Party shall promptly notify the Administrative Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property.
6.08         Compliance with Laws.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09         Books and Records.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Restricted Subsidiary, as the case may be.
6.10         Inspection Rights; Annual Lender Call.
(a)          Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (it being understood and agreed that representatives of the Borrower may be present at or participate in such discussions), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, (i) unless an Event of Default exists, only the Administrative Agent may exercise rights under this Section 6.10 and such visits and inspections shall be limited to no more than one (1) time in any calendar year; provided, further, that, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice, and (ii) notwithstanding anything to the contrary in this Section 6.10(a), (A) no Loan Party shall be required to assemble any Rolling Stock in connection with any such inspection conducted pursuant to this Section 6.10(a), and (B) no Loan Party shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (1) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law or any binding agreement (it being understood and agreed that in the case of any prohibition under any binding agreement, such Loan Party shall use commercially reasonable efforts to obtain any waivers necessary to enable the disclosure, inspection, examination, or discussion of such document, information or other matter), or (2) is subject to attorney-client or similar privilege or constitutes attorney work product (it being understood and agreed that such Loan Party shall notify the Administrative Agent as to the scope of the information that is not being provided because of such attorney-client (or similar) privilege or exception).
(b)          The Borrower shall, in connection with the delivery of the annual business plan and budget required pursuant to Section 6.01(c), (i) hold a conference call with the Lenders on which the Lenders shall be permitted to ask questions of management of the Borrower, and (ii) no fewer than five (5) Business Days prior to the date of any such conference call, give notice to the Administrative Agent of such conference call, including the time and date of such conference call and information on how such conference call may be accessed by the Lenders.
6.11         Use of Proceeds.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, use the proceeds of the Credit Extensions (a) to finance working capital and capital expenditures, (b) to repay certain existing Indebtedness, and (c) for other general corporate purposes; provided, that, in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or any Loan Document.
6.12         Covenant to Guarantee Obligations.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, within thirty (30) days (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion) after the acquisition or formation of any Subsidiary (with the designation of an Unrestricted Subsidiary as a Restricted Subsidiary being deemed to be an acquisition of a Subsidiary for purposes of this Section 6.12), cause such Person (other than any Excluded Subsidiary) to become a Guarantor hereunder by way of execution of a Joinder Agreement and, in connection with the foregoing, deliver to the Administrative Agent, with respect to each new Guarantor, substantially the same documentation required pursuant to Sections 4.01(b), (f), (g), and (n), Section 6.13, and, to the extent requested by the Administrative Agent, customary opinions of counsel to such Person, and such other deliveries reasonably deemed necessary in connection therewith, all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.13          Covenant to Give Security.
(a)          Equity Interests.  Except with respect to Excluded Property, each Loan Party shall cause (i) one hundred percent (100%) of the issued and outstanding Equity Interests directly owned by such Loan Party in each of its Domestic Subsidiaries (other than any CFC Holdco), and (ii) sixty-six percent (66%) (or such greater percentage that, due to a change in an applicable Law after the Closing Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or such CFC Holdco as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s or such CFC Holdco’s United States parent, and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), in each case, directly owned by such Loan Party in each of its Foreign Subsidiaries and each of its CFC Holdcos, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents, together with, to the extent requested by the Administrative Agent, opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance satisfactory to the Administrative Agent.
(b)          Other Property.  Except with respect to Excluded Property, each Loan Party shall cause all property of such Loan Party to be subject at all times to first priority (subject to Permitted Liens), perfected Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Secured Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Mortgaged Property Support Documents and, to the extent reasonably requested by the Administrative Agent, favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent; provided, that, until the occurrence of a Perfection Triggering Event and receipt by the Loan Parties of a request from the Administrative Agent pursuant to the second proviso to this Section 6.13(b), the Loan Parties shall not be required to (i) cause the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents on any item of Revenue Equipment to be recorded and noted on the original certificate of title of such Revenue Equipment (or take any other steps as may be necessary for perfection of the Administrative Agent’s Liens on any item of Revenue Equipment as may be required under relevant certificate of title statutes or other state laws), or (ii) deliver to the Administrative Agent any Mortgaged Property Support Documents; provided, further, that, upon the occurrence of a Perfection Triggering Event, the Administrative Agent shall be entitled to (but shall have no obligation to) request that the Loan Parties, and upon such request, the Loan Parties shall, at the sole cost and expense of the Loan Parties, (A) cause the Liens granted in favor the Administrative Agent pursuant to the Collateral Documents on any item of Revenue Equipment to be recorded and noted on the original certificate of title of such Revenue Equipment (or take any other steps as may be necessary for perfection of the Administrative Agent’s Liens on any item of Revenue Equipment as may be required under relevant certificate of title statutes or other state laws), and engage an independent collateral agent to hold the original certificates of title with respect to any Revenue Equipment (it being understood and agreed that, if the Administrative Agent determines appropriate in its sole discretion, the Borrower shall be permitted to maintain possession of each original certificate of title with respect to each item of Revenue Equipment owned by the Loan Parties after recordation and notation thereon of the Lien in favor of the Administrative Agent until such time as the Administrative Agent shall request that any such original certificate of title be delivered to a collateral agent (and, promptly upon such request, the Loan Parties shall deliver any such original certificate of title to such collateral agent)), and (B)(1) deliver, with respect to each real property of such Loan Parties not constituting Excluded Property, Mortgaged Property Support Documents requested by the Administrative Agent, (2) cooperate with the Administrative Agent to obtain completed “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard Determinations with respect to each such real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto), and (3) cooperate with the Administrative Agent to the extent necessary to permit the Administrative Agent and each Lender to complete any other flood diligence required in the Administrative Agent’s or such Lender’s sole discretion in connection with the delivery of such Mortgaged Property Support Documents for each such real property. Notwithstanding anything to the contrary in this Agreement, no real property shall be permitted to be mortgaged or otherwise pledged as Collateral until the earlier of (1) the date that is thirty (30) days after the Administrative Agent or the Borrower shall have given the Lenders notice of the intention to mortgage or pledge such real property as Collateral (including by posting such notice on the Platform) and (2) the date that the Administrative Agent shall have received written confirmation from each Lender that flood insurance due diligence and flood insurance compliance has been completed by such Lender with respect to such real property.
(c)          Landlord Waivers.  Subject to Section 6.20(a), in the case of each real property leased by a Loan Party where (i) such Loan Party maintains any books and records (electronic or otherwise), or (ii) any personal property Collateral (other than Rolling Stock) with a value in excess of $1,000,000 is located, in either case, such Loan Party shall provide the Administrative Agent with such estoppel letters, consents and waivers, in form and substance reasonably satisfactory to the Administrative Agent, from the landlords on such real property to the extent (A) reasonably requested by the Administrative Agent, and (B) such Loan Party is able to obtain such letters, consents and waivers after using commercially reasonable efforts.
(d)          Qualifying Control Agreements.  Subject to Section 6.20(b), each Loan Party shall maintain no deposit accounts or securities accounts other than (i) Excluded Accounts, (ii) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, and (iii) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement.
(e)          Further Assurances.  At any time upon request of the Administrative Agent, each Loan Party shall promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable Laws.
6.14         Further Assurances.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

6.15         Primary Cash Management Relationship.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, maintain its primary cash management relationship with one or more of the Lenders.
6.16         Compliance with Terms of Leaseholds.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, (a) make all payments and otherwise perform all obligations in respect of all leases of real property to which such Loan Party or such Restricted Subsidiary is a party, (b) except in connection with Permitted Dispositions, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, and (c) notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default; except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
6.17         Compliance with Contractual Obligations.
Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, (a) perform and observe all the terms and provisions of each Contractual Obligation to be performed or observed by it, (b) maintain each Contractual Obligation in full force and effect, and (c) enforce each Contractual Obligation in accordance with its terms; except, in each case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.18         Compliance with Environmental Laws.
Except in each case as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, (a) comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws (provided, that, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP).
6.19         Anti-Corruption Laws.
Each Loan Party shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, and, as applicable, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

6.20          Post-Closing Obligations.
(a)          Within (i) one hundred twenty (120) days of the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), use commercially reasonable efforts to deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, estoppel letters, consents and waivers from the landlords of the leased real property located in Irving, Texas and Markham, Illinois, and (ii) three hundred sixty-five (365) days of the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), use commercially reasonable efforts to deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, estoppel letters, consents and waivers from the landlords of the leased real property located in Laredo, Texas.
(b)          Within ninety (90) days of the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), in the case of any deposit accounts or securities accounts existing on the Closing Date and set forth on Schedule 5.20(c), deliver to the Administrative Agent Qualifying Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent, to the extent such Qualifying Control Agreements are required to be delivered pursuant to Section 6.13(d).
(c)          Within ninety (90) days of the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), (i) cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and (ii) unless otherwise agreed to by the Administrative Agent, cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums).
ARTICLE VII

 NEGATIVE COVENANTS
7.01         Liens.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens; provided, that, notwithstanding the foregoing, no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, permit the creation, incurrence, assumption or existence of any Lien on any real property with a fair market value in excess of $1,000,000, except for Liens permitted pursuant to clauses (b), (c), (d), (g) and (k) of the definition of “Permitted Liens,” unless the Net Cash Proceeds of any Indebtedness or other obligations secured by such Liens are (a) used by the Loan Parties to purchase other real property that is not, at such time or at any time thereafter, subject to any Lien (other than for Liens permitted pursuant to clauses (b), (c), (d), (g) and (k) of the definition of “Permitted Liens”), or (b) reinvested, within one hundred eighty (180) days of receipt thereof, in Revenue Equipment Collateral (it being understood that, in the case of both clauses (a) and (b), until such time as such Net Cash Proceeds are used by the Loan Parties to purchase such other real property or reinvested in Revenue Equipment Collateral, such Net Cash Proceeds shall be held in a deposit account maintained with Bank of America or otherwise in a deposit account subject to a Qualifying Control Agreement).

7.02         Indebtedness.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except for Permitted Indebtedness.
7.03         Investments.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make or hold any Investments, except for Permitted Investments.
7.04         Fundamental Changes.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that: (a) the Borrower may merge or consolidate with any of its Subsidiaries, so long as the Borrower is the continuing or surviving Person of such merger or consolidation; (b) any Loan Party (other than the Borrower) may merge or consolidate with any other Loan Party (other than the Borrower); (c) any Restricted Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party, so long as such Loan Party is the continuing or surviving Person of such merger or consolidation; (d) any Restricted Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Restricted Subsidiary that is not a Loan Party; (e) the Borrower and any Restricted Subsidiary may engage in a Permitted Disposition, engage in a Permitted Investment or make any Restricted Payment permitted pursuant to Section 7.06 (in each case other than by reference to this Section 7.04 (or any clause hereof)); and (f) any Restricted Subsidiary may be dissolved or liquidated so long as (i) such dissolution or liquidation, as applicable, could not reasonably be expected to have a Material Adverse Effect, and (ii) the residual assets of such Restricted Subsidiary shall be transferred to its parent company (provided, that, if the transferor thereof is a Loan Party, the transferee thereof shall be a Loan Party).
7.05         Dispositions.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except for Permitted Dispositions.
7.06         Restricted Payments.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)          each Restricted Subsidiary may declare and make dividend payments or other distributions to the Borrower or any Restricted Subsidiary that owns Equity Interests of such Restricted Subsidiary (and, in the case of a dividend or other distribution by a non-Wholly Owned Subsidiary, to the Borrower or other Restricted Subsidiary and to each other owner of Equity Interests of such non-Wholly Owned Subsidiary ratably based on their relative ownership interests);

(b)          the Borrower and each Restricted Subsidiary may declare or pay any Restricted Payment payable solely in the Qualified Equity Interests of such Person;
(c)          the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount at such time; provided, that: (i) on the date of any such Restricted Payment is made, and after giving effect thereto, no Default or Event of Default shall exist or shall have occurred and be continuing or would result therefrom; and (ii) upon giving Pro Forma Effect to any such Restricted Payment, (A) the Consolidated Net Leverage Ratio shall be less than 2.50 to 1.0, and (B) the sum of unrestricted cash and Cash Equivalents of the Loan Parties plus availability under the Revolving Facility shall be at least $50,000,000;
(d)          the Borrower may declare or pay Restricted Payments with respect to the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and the repurchase of Equity Interests deemed to occur in connection with the exercise of stock options and to the extent necessary to pay applicable withholding taxes; and
(e)          any Loan Party may make Restricted Payments on account of redemptions of Equity Interests held by current and former employees, officers or directors of such Loan Party (including any spouses, ex-spouses or estates of any of the foregoing, but excluding Permitted Holders) and put rights associated with restricted stock held by current and former employees, officers or directors (including any spouses, ex-spouses or estates of any of the foregoing) of such Loan Party (including such Restricted Payments made to satisfy any applicable tax withholding obligation of such Person with respect to the grant, vesting and/or exercise of such Equity Interests); provided, that, (i) such Restricted Payments are permitted by law; (ii) on the date any such Restricted Payment is made, and after giving effect thereto, no Default or Event of Default shall exist or shall have occurred and be continuing or would result therefrom; and (iii) the aggregate amount of all such Restricted Payments shall not exceed $5,000,000 in any fiscal year of the Borrower (it being understood and agreed that any portion of such $5,000,000 not used in any fiscal year of the Borrower may be carried forward to the next succeeding (but no other) fiscal year of the Borrower).
7.07         Change in Nature of Business.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date (or any business substantially related or incidental thereto or that are reasonable extensions thereof).
7.08         Transactions with Affiliates.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of transactions with any officer, director, holder of ten percent (10%) or more of the Equity Interests in, or Affiliate of such Person, other than: (a) advances of working capital (i) by any Loan Party to any other Loan Party, or (ii) by any Restricted Subsidiary that is not a Loan Party to any Loan Party or any other Restricted Subsidiary; (b) transfers of cash and assets (i) by any Loan Party to any other Loan Party, or (ii) by any Restricted Subsidiary to any Loan Party or any other Restricted Subsidiary; (c) transactions (i) expressly permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06 (in each case, other than by reference to this Section 7.08 (or any clause hereof)), or (ii) between or among Loan Parties not involving any Affiliate which is not a Loan Party; (d) so long as it has been approved by such Person’s Board of Directors in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of the Borrower or any Restricted Subsidiary; (e) so long as it has been approved by such Person’s Board of Directors in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of the Borrower or any Restricted Subsidiary; (f) except as otherwise specifically prohibited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate; (g) transactions in effect on the Closing Date and described on Schedule 7.08; and (h) intercompany transactions between and among the Borrower and its Restricted Subsidiaries to the extent not prohibited by this Agreement.

7.09         Burdensome Agreements.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)(i) through (a)(v) above) for (A) this Agreement and the other Loan Documents, (B) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Loan Party or a Restricted Subsidiary, (C) customary provisions restricting assignment, subletting or other transfers contained in of any agreement entered into by a Loan Party or a Restricted Subsidiary in the ordinary course of business, (D) customary restrictions and conditions contained in any agreement relating to a Permitted Disposition pending the consummation of such sale, (E) any agreement in effect at the time a Restricted Subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Restricted Subsidiary, (F) customary provisions in Organization Documents of any Person that restrict the transfer of ownership interests in or other rights in respect of such Person, (G) customary provisions in joint venture agreements, financing agreements relating to joint ventures, and other similar agreements relating solely to the securities, assets and revenues of joint ventures, (H) any document or instrument governing any Lien permitted pursuant to clause (f) of the definition of “Permitted Liens,” (I) customary restrictions and conditions contained in agreements governing secured Permitted Indebtedness, so long as such restrictions and conditions apply only to the property or assets securing such Permitted Indebtedness, and (J) restrictions that arise in connection with cash or other deposits permitted pursuant to Sections 7.01 and 7.03 and that apply only to such cash or deposits; or (b) requires the grant of any security for any obligation if such property is given as security for the Secured Obligations (except to the extent such grant constitutes a Permitted Lien).
7.10         Use of Proceeds.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11         Financial Covenants.
(a)          Consolidated Net Leverage Ratio.  The Loan Parties shall not permit the Consolidated Net Leverage Ratio as of the end of any Measurement

Period ending as of the end of any fiscal quarter of the Borrower to be greater than (i) 3.25 to 1.0, for any fiscal quarter ending during the period from the Closing Date through and including June 30, 2019, and (ii) 3.00 to 1.0, for any fiscal quarter ending thereafter; provided, that, upon the occurrence of a Qualified Acquisition, for each of the four (4) consecutive fiscal quarters of the Borrower (commencing with the fiscal quarter of the Borrower during which such Qualified Acquisition is consummated) (such period of increase, a “Leverage Increase Period”), the ratio set forth above may, upon receipt by the Administrative Agent of a Qualified Acquisition Notice, be increased by 0.25 (it being understood and agreed that notwithstanding the preceding text in this proviso, the maximum Consolidated Net Leverage Ratio shall not exceed 3.25 to 1.0 at any time); provided, further, that, (a) for at least one (1) fiscal quarter of the Borrower ending immediately following each Leverage Increase Period, the Consolidated Net Leverage Ratio as of the end of such fiscal quarter shall not be greater than the applicable test level set forth prior to the first proviso above prior to giving effect to another Leverage Increase Period, (b) there shall be no more than three (3) Leverage Increase Periods during the term of this Agreement, and (c) each Leverage Increase Period shall apply only with respect to the calculation of the Consolidated Net Leverage Ratio for purposes of determining compliance with this Section 7.11(a) and for purposes of any Qualified Acquisition Pro Forma Calculation.
(b)          Consolidated Interest Coverage Ratio.  The Loan Parties shall not permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less than 2.00 to 1.0.
7.12	Amendments of Organization Documents; Changes to Fiscal Year; Changes to Legal Name, State of Organization, Form of Organization or Principal Place of Business; Accounting Changes.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
(a)          Amend any of its Organization Documents in a manner materially adverse to the Lenders.
(b)          Change its fiscal year.
(c)          Without providing ten (10) days prior written notice to the Administrative Agent (or such shorter period of time as agreed to by the Administrative Agent in its sole discretion), change its name, state of organization, form of organization or principal place of business.
(d)          Make any change in accounting policies or reporting practices, except as required or permitted by GAAP.
7.13         Prepayments of Junior Debt.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any voluntary payment, prepayment or other distribution (whether in cash, securities or other property), of or in respect of principal or interest, or make any such payment by way of the purchase, redemption, retirement, acquisition, cancellation or termination, in each case prior to the final scheduled maturity thereof, of (a) any Indebtedness that is contractually subordinated in right of payment to any of the Secured Obligations, (b) any unsecured Indebtedness, or (c) any Indebtedness that is secured by Liens on the Collateral junior to those created under the Collateral Documents (the Indebtedness described in clauses (a), (b) and (c) being referred to herein as “Junior Debt”), except for: (i) the payment of regularly scheduled interest and principal payments (and fees, indemnities and expenses payable) as, and when due in respect of any Junior Debt to the extent permitted by any subordination or intercreditor provisions in respect thereof; (ii) Permitted Refinancings of any Junior Debt to the extent permitted pursuant to Section 7.02; (iii) any repayment of Junior Debt made on the Closing Date as part of the Closing Date Refinancing; and (iv) payments, redemptions, repurchases, retirements, terminations or cancellations of Junior Debt in an aggregate amount not to exceed the Available Amount as such time; provided, that, (A) on the date of any such payment, redemption, repurchase, retirement, termination or cancellation, and after giving effect thereto, no Default or Event of Default shall exist or shall have occurred and be continuing or would result therefrom; and (B) upon giving Pro Forma Effect to any such payment, redemption, repurchase, retirement, termination or cancellation, (1) the Consolidated Net Leverage Ratio shall be less than 2.50 to 1.0, and (2) the sum of unrestricted cash and Cash Equivalents of the Loan Parties plus availability under the Revolving Facility shall be at least $50,000,000.

7.14         Amendment of Junior Debt.
No Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly, amend, modify or otherwise change any document governing any Junior Debt, other than any amendment or modification that is not adverse to the interests of the Lenders in any material respect.
7.15         Sanctions.
No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.
7.16         Anti-Corruption Laws.
No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.
ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES
8.01         Events of Default.
Any of the following shall constitute an “Event of Default”:
(a)          Non-Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.02, 6.03, 6.05 (with respect to the Borrower’s existence), 6.10, 6.11, 6.12, 6.13, 6.19 or Article VII; or
(c)          Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days (or, with respect to the failure to perform or observe any covenant or agreement contained in Section 6.01, five (5) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower, and (ii) a Responsible Officer of any Loan Party having obtained knowledge thereof); or
(d)          Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or
(e)          Cross-Default.  (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but giving effect to any applicable grace or notice period with respect thereto) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (provided, that, this Section 8.01(e)(i)(B) shall not apply to secured Indebtedness that becomes due as a result of any sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is permitted under this Agreement)); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract), or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)          Insolvency Proceedings, Etc.  The Borrower or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) consecutive days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) consecutive calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment.  (i) The Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)          Judgments.  There is entered against the Borrower or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)          ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)          Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or it is or becomes unlawful for a Loan Party to perform any of  its obligations under the Loan Documents; or
(k)          Collateral Documents.  Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens; or
(l)          Change of Control.  There occurs any Change of Control.
Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

8.02         Remedies upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)          declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)          require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)          exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity;
provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03         Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, and to the to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.  Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX

ADMINISTRATIVE AGENT
9.01         Appointment and Authority.
(a)          Appointment.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)          Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02          Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
9.03          Exculpatory Provisions.
(a)          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(i)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)          Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
(c)          Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04         Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05         Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06         Resignation of Administrative Agent.
(a)          Notice.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)          Defaulting Lender.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)          Effect of Resignation or Removal.  With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent, and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties, and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)          L/C Issuer and Swingline Lender.  Any removal of, or resignation by, Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07         Non-Reliance on Administrative Agent and Other Lenders.
Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08         No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or the L/C Issuer hereunder.
9.09         Administrative Agent May File Proofs of Claim; Credit Bidding.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03, 2.09, 2.10(b), and 11.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b), and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid, (i) the Administrative Agent shall be authorized to (A) form one or more acquisition vehicles to make a bid, (B) adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that, any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01, and (C) assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (ii) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10         Collateral and Guaranty Matters.
Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)          to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;
(b)          to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (f) of the definition of “Permitted Liens;” and
(c)          to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11         Secured Cash Management Agreements and Secured Hedge Agreements.
Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be; provided, that, notwithstanding the foregoing, in the case of the Facility Termination Date, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements.
9.12         ERISA Matters.
(a)          Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true: (A) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments; (B) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (C)(1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14, and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (D) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless subclause (A) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (D) in the immediately preceding clause (a), such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that: (A) none of the Administrative Agent, any Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto); (B) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E); (C) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Secured Obligations); (D) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and (E) no fee or other compensation is being paid directly to the Administrative Agent, any Arranger, or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)          Each of the Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender, or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

CONTINUING GUARANTY
10.01       Guaranty.
Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that, (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor, and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02       Rights of Lenders.
Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
10.03       Certain Waivers.
Each Guarantor waives: (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.  Each Guarantor waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code (it being understood and agreed that the foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Secured Obligations).

10.04       Obligations Independent.
The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
10.05       Subrogation.
No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Facility Termination Date has occurred.  If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.
10.06       Termination; Reinstatement.
This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
10.07       Stay of Acceleration.
If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08       Condition of Borrower.
Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
10.09       Appointment of Borrower.
Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, the L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party, and (c) the Administrative Agent, the L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.
10.10       Right of Contribution.
The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.
10.11       Keepwell.
Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full.  Each Loan Party intends this Section 10.11 to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
10.12       Additional Guarantor Waivers and Agreements.
(a)          Each Guarantor understands and acknowledges that if the Secured Parties foreclose judicially or non-judicially against any real property security for the Secured Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty.  Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968).  By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that it will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Secured Obligations; (ii) agrees that it will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that it may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Secured Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Secured Obligations.

(b)          Each Guarantor waives all rights and defenses that it may have because any of the Secured Obligations is secured by real property.  This means, among other things: (i) the Secured Parties may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties, (A) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from any Guarantor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because any of the Secured Obligations is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
(c)          Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.
ARTICLE XI

MISCELLANEOUS
11.01       Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a)          extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(b)          postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(c)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, that, (i) that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (B) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder, and (ii) this Agreement may be amended to replace LIBOR with a LIBOR Successor Rate and to make any necessary LIBOR Successor Rate Conforming Changes in connection therewith, in each case as contemplated by Section 3.07;
(d)          change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (ii) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby;
(e)          change (i) any provision of the first proviso of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) below), without the written consent of each Lender, or (ii) the definitions of “Required Revolving Lenders” without the written consent of each Revolving Lender;
(f)          release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(g)          release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Restricted Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
(h)          release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender.

provided, further, that, notwithstanding anything herein to the contrary: (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) any Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (vi) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (vii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (viii) in order to implement any increase in Commitments pursuant to Section 2.02(g), this Agreement and any other Loan Document may be amended (including any amendments contemplated by Sections 2.02(g)(i)(G), 2.02(g)(i)(H), 2.02(g)(ii)(G) and 2.02(g)(ii)(H)) for such purpose (but solely to the extent necessary to implement such increase in Commitments and otherwise in accordance with Section 2.02(g)) by the Loan Parties, the Administrative Agent and Lender providing a portion of such increase in Commitments; (ix) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Loan Parties, and the relevant Lenders providing such additional credit facilities (A) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders (or any similar defined term specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or to make any determination or grant any consent hereunder), and (B) to change, modify or alter Section 2.12(f), Section 2.13, Section 8.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in this clause (ix); (x) Schedule 1.01(b) may be amended from time to time to reflect the L/C Commitment of any L/C Issuer with only the consent of the Borrower, the Administrative Agent and such L/C Issuer; (xi) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error or omission, in each case, of a technical or immaterial nature, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof; and (xii) as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section 11.01, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitments or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

11.02       Notices; Effectiveness; Electronic Communications.
(a)          Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)          if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and
(ii)          if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) shall be effective as provided in Section 11.02(b).
(b)          Electronic Communications.  Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)          The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)          Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)          Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03       No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04       Expenses; Indemnity; Damage Waiver.
(a)          Costs and Expenses.  The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)          Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Closing Date Transactions or any other transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such other Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a dispute solely among the Indemnitees, other than (1) any claims against any Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, an Arranger or any similar role under this Agreement, or (2) any claims arising out of any act or omission on the part of any Loan Party or any Affiliate thereof.  Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or Section 11.04(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity.  The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).
(d)          Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)          Payments.  All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)          Survival.  The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the Facility Termination Date and the termination of this Agreement.

11.05       Payments Set Aside.
To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the Facility Termination Date and the termination of this Agreement.
11.06       Successors and Assigns.
(a)          Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided, that, (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)          Minimum Amounts.
(A)          In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
(B)          In any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)          Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this Section 11.06(b)(ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans, or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:
(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)          the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.
(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)          No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)          Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)          Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (x) a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, (y) a Defaulting Lender, or (z) the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)          Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)          Resignation as L/C Issuer or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 11.06(b), Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer, and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender.  In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, that, no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07       Treatment of Certain Information; Confidentiality.
(a)          Treatment of Certain Information.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07(a), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.02(g), or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders, or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Borrower, or (ix)  to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 11.07(a), or (B) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided, that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.07(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
(b)          Non-Public Information.  Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information, and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c)          Customary Advertising Material.  The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.
11.08       Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09       Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10       Counterparts; Integration; Effectiveness.
This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.  Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11       Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12       Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13       Replacement of Lenders.
If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)          the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)          such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)          in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)          such assignment does not conflict with applicable Laws; and
(e)          in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
11.14       Governing Law; Jurisdiction; Etc.
(a)          GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)          SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b).  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)          SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15       Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16       Subordination.
Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations in the nature of borrowed money and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any such obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Guaranty, to the indefeasible payment in full in cash of all Obligations.  If a Loan Party shall collect, enforce or receive any amounts in respect of such obligations or indebtedness, upon the occurrence and during the continuation of a Default and before indefeasible payment in full in cash of all Obligations, such amounts shall be collected, enforced and received by such Loan Party as trustee for the Administrative Agent and be paid over to the Administrative Agent for the benefit of the Secured Parties to be applied to repay (or held as security for the repayment of) the applicable Obligations pursuant to this Credit Agreement and the Collateral Documents.

11.17       No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including MLPFS), the other Arrangers, and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and its Affiliates (including MLPFS) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (ii) neither the Administrative Agent, any of its Affiliates (including MLPFS) nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates (including MLPFS) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including MLPFS) nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates (including MLPFS) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
11.18       Electronic Execution.
The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

11.19       USA PATRIOT Act Notice.
Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.  The Borrower and the other Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and the Beneficial Ownership Regulation.
11.20       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Solely to the extent any Lender or the L/C Issuer that is an EEA Financial Institution is a party to this Agreement, and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or the L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or the L/C Issuer that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
11.21       ENTIRE AGREEMENT.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF OR THEREOF.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:	U.S. XPRESS ENTERPRISES, INC., a Nevada corporation

	By:	/s/ Eric Peterson
	Name:	Eric Peterson
	Title:	Treasurer, Chief Financial Officer, and Secretary

GUARANTORS:	U. S. XPRESS, INC., a Nevada corporation

	By:	/s/ Eric Peterson
	Name:	Eric Peterson
	Title:	Secretary and Treasurer

U. S. XPRESS LEASING, INC., a Tennessee corporation

	By:	/s/ Eric Peterson
	Name:	Eric Peterson
	Title:	Secretary and Treasurer

XPRESS AIR, INC., a Tennessee corporation

	By:	/s/ Eric Peterson
	Name:	Eric Peterson
	Title:	Secretary

XPRESS HOLDINGS, INC., a Nevada corporation

	By:	/s/ Mindy Walser
	Name:	Mindy Walser
	Title:	President

ASSOCIATED DEVELOPMENTS, LLC, a Tennessee limited liability company

	By:	/s/ Eric Peterson
	Name:	Eric Peterson
	Title:	Vice Manager and Secretary

TAL POWER EQUIPMENT #1 LLC, a Mississippi limited liability company

By:	/s/ Eric Peterson
Name:	Eric Peterson
Title:	Secretary and Treasurer

TAL POWER EQUIPMENT #2 LLC, a Mississippi limited liability company

By:	/s/ Eric Peterson
Name:	Eric Peterson
Title:	Secretary and Treasurer

TAL REAL ESTATE LLC, a Mississippi limited liability company

By:	/s/ Eric Peterson
Name:	Eric Peterson
Title:	Secretary and Treasurer

TAL VAN #1 LLC, a Mississippi limited liability company

By:	/s/ Eric Peterson
Name:	Eric Peterson
Title:	Secretary and Treasurer

TOTAL LOGISTICS, INC., a Mississippi corporation

By:	/s/ Eric Peterson
Name:	Eric Peterson
Title:	Secretary and Treasurer

TOTAL TRANSPORTATION OF MISSISSIPPI LLC, a Mississippi limited liability company

By:	/s/ Eric Peterson
Name:	Eric Peterson
Title:	Secretary and Treasurer

TRANSPORTATION ASSETS LEASING INC., a Mississippi corporation

By:	/s/ Eric Peterson
Name:	Eric Peterson
Title:	Secretary and Treasurer

TRANSPORTATION INVESTMENTS INC., a Mississippi corporation

By:	/s/ Eric Peterson
Name:	Eric Peterson
Title:	Secretary and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, the Swingline Lender and an L/C Issuer

	By:	/s/ John M. Hall
	Name:	John M. Hall
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By:	/s/ Michael C Bash
Name:	Michael C Bash
Title:	Senior Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Stefanie Mansueto
Name:	Stefanie Mansueto
Title:	Executive Director

REGIONS BANK, as a Lender

By:	/s/ Brand Hosford
Name:	Brand Hosford
Title:	Vice President

SCHEDULES TO CREDIT AGREEMENT

Schedule 1.01(a)	Administrative Agent’s Office; Certain Addresses for Notices
Schedule 1.01(b)	Commitments and Applicable Percentages
Schedule 1.01(c)	Excluded Property
Schedule 1.01(d)	Existing Letters of Credit
Schedule 5.10	Insurance
Schedule 5.19(a)	Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments
Schedule 5.19(b)	Loan Parties
Schedule 5.20(b)	Intellectual Property
Schedule 5.20(c)	Deposit Accounts and Securities Accounts
Schedule 5.20(d)	Real Properties
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Investments
Schedule 7.05	Dispositions
Schedule 7.08	Transactions with Affiliates

Schedule 1.01(a)
Administrative Agent’s Office; Certain Addresses for Notices

LOAN PARTIES

Address: 4080 Jenkins Road, Chattanooga, TN 37421
Attention: Eric Peterson
E-mail:
Telephone:
Fax:
Borrower Website: http://www.usxpress.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
 (for payments and Requests for Credit Extensions):

Bank of America, N.A.
2380 PERFORMANCE DR
Mail Code: TX2-984-03-23
Richardson, Texas 75082
Attention: Everlena Ballard
Telephone:
Electronic Mail:

Payment Instructions:
Bank of America N.A.
ABA#
New York, New York
Account No.:
Attn: Wire Clearing Acct for Syn Loan - LIQ
Ref:  US Xpress Enterprises, Inc.

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
 135 S. LaSalle Street
Mail Code: IL4-135-09-61
 Chicago, IL 60603
Attention:  Christine Trotter
Telephone:
Facsimile:
Electronic Mail:

Trade Services Stand-By L/C:
Michael A. Grizzanti
Vice President
Bank of America N.A.
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA, 18507

Telephone:
Facsimile:
Electronic Mail:

Credit Officer:

Rodney Beeks
Bank of America Tower
One Bryant Park
Mail Code: NY1-100-18-03
New York, New York 10036

Telephone:
Electronic Mail:

Schedule 1.01(b)
Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitments	Term Commitment	Applicable Percentage of Term Commitments
Bank of America, N.A.	$35,000,000.00	23.333333333%	$55,000,000.00	27.500000000%
JPMorgan Chase Bank, N.A.	$35,000,000.00	23.333333333%	$55,000,000.00	27.500000000%
Wells Fargo Bank, National Association	$35,000,000.00	23.333333333%	$55,000,000.00	27.500000000%
Morgan Stanley Bank, N.A.	$30,000,000.00	20.000000000%	$10,000,000.00	5.000000000%
Regions Bank	$15,000,000.00	10.000000000%	$25,000,000.00	12.500000000%
Total	$150,000,000.00	100.000000000%	$200,000,000.00	100.000000000%

L/C Issuer[1]	L/C Commitment
Bank of America, N.A.	$75,000,000.00

1Wells Fargo Bank, National Association is a L/C Issuer only with respect to the Existing Letters of Credit.

Schedule 1.01(c)
Excluded Property

•	U.S. Xpress Enterprises, Inc.'s 51% ownership interest in Choo Choo Aero, LLC
•	U.S. Xpress Enterprises, Inc.'s 27.93% ownership interest in Driver Tech, LLC

Schedule 1.01(d)
Existing Letters of Credit

		Issued	Origination	Expiration
Institution	Beneficiary	Amount	Date	Date
Wells Fargo	Liberty Mutual Insurance Co.	15,950,000.00	10/21/2014	10/21/2018
	H.O. Financial -Credit
	175 Berkeley Street
	Boston, MA 02117

Wells Fargo	Great West Casualty Company	17,500,000.00	10/21/2014	10/21/2018
	1100 West 29th Street
	P.O. Box 277
	South City, Nebraska 68776

Wells Fargo	Avalon Risk Management Insurance Agency	90,000.00	11/18/2014	11/18/2018

Wells Fargo	Ohio Bureau of Worker's Compensation	1,207,000.00	11/18/2014	11/18/2018

Wells Fargo	Chattanooga Metropolitan Airport Authority	150,000.00	12/14/2013	12/12/2018

Wells Fargo	Director of Insurance, State of Arizona	500,000.00	11/25/2014	11/25/2018

Wells Fargo	Western Surety Company	735,000.00	11/18/2014	11/18/2018

Wells Fargo	Commissioner of The Dept. of Financial Regulation	930,000.00	11/18/2014	11/18/2018
	State of Vermont

Wells Fargo	Commissioner of The Dept. of Financial Regulation	70,000.00	11/18/2014	11/18/2018
	State of Vermont

Wells Fargo	Protective Insurance Company	428,167.00	1/13/2015	1/13/2019
	1099 N. Meridian St.
	Indianapolis, IN 46204

	Total Outstanding:	37,560,167.00

Schedule 5.10
Insurance

See below.

U.S. XPRESS ENTERPRISES, INC.
INSURANCE COVERAGES IN EFFECT AS OF 6/07/2018

Excess Estimated Premiums do not include and surplus lines tax or TN clearinghouse tax amounts
Estimated Workers' Comp Premiums inlcude the catastrophe and terrorism additional premium amounts
Coverage Line	Insurance Line	Insurance Carrier	Policy Period	Limits	Attaching	Deductible	Notes
Excess Workers' Compensation (OH)	Employee Protection	Great West Casualty Company	9/1/2017-9/1/2018	Statutory	$500,000	N/A	Excess coverage in OH above SIR
Workers' Compensation (AZ)	Employee Protection	Great West Casualty Company	9/1/2017-9/1/2018	Statutory	Primary	$500,000	Covers AZ
Workers' Compensation (MA)	Employee Protection	Great West Casualty Company	9/1/2017-9/1/2018	Statutory	Primary	$500,000	Covers MA
Workers' Compensation (Most States)	Employee Protection	Great West Casualty Company	9/1/2017-9/1/2018	Statutory	Primary	$500,000	Covers most states $1M limit for Employers Liability.
Workers' Compensation (OH)	Employee Protection	Qualified Self Insured (State of Ohio)	9/1/2017-9/1/2018	Statutory	Primary	$500,000	Ohio Self Insurance
Workers' Compensation (WI)	Employee Protection	Great West Casualty Company	9/4/2017-9/1/2018	Statutory	Primary	$500,000	Covers WI
Blended EPL and Wage and Hour Excess	Management Liability	XL Bermuda Ltd.	6/27/2017-7/28/2018	$15,000,000	Primary	$1M Employee Practices Liability / $2.5M Wage and Hour	Limits are both for each claim and in aggregate for the policy period
Blended EPL and Wage and Hour Excess	Management Liability	Allied World Assurance Company	6/27/2017-7/28/2018	$10,000,000	$15,000,000	N/A
Crime	Management Liability	Federal Insurance Company (Chubb)	7/28/2017-7/28/2018	$3,000,000	Primary	$100,000
Crime Excess (2M Excess of 3M)	Management Liability	National Union Fire Ins. Co. of Pittsburgh, PA (AIG)	7/28/2017-7/28/2018	$2,000,000	$3,000,000	N/A
Crisis, Kidnap, and Ransom	Management Liability	National Union Fire Ins. Co. of Pittsburgh, PA (AIG)	7/28/2017-7/28/2020	$1,000,000	Primary	$0	$1,000,000 limit for Kidnap & Ransom with various sublimits
Directors and Officer, Employed Lawyers	Management Liability	Federal Insurance Company (Chubb)	7/28/2017-7/28/2018	$10,000,000	Primary	$100,000	$1,000,000 limit for Employed Lawyers ($10,000 deductible)
Directors and Officers Excess (10M Excess of 10M)	Management Liability	Beazley Insurance Company	7/28/2017- 7/28/2018	$10,000,000	$10,000,000	N/A	Limits are both for each claim and in aggregate for the policy period
Fiduciary Liability	Management Liability	Federal Insurance Company (Chubb)	7/28/2017- 7/28/2018	$10,000,000	Primary	$10,000	Various sublimits
Aviation Liability & Hull	Property Protection	United States Aircraft Insurance Group (USAIG)	6/27/2015- 9/01/2018	$100,000,000	Primary	N/A	Physical Damage has $1,250,000 Limit for Lear 31 and $5,000,000 limit for Lear 45 with no deductible.
Commercial Property	Property Protection	Affiliated FM Insurance Company	11/1/2017- 11/1/2018	$120,000,000	Primary	$50,000	The deductible varies by type of loss and location, for example certain flood-prone locations have a $500,000 deductible for flood- related losses. Policy also has various sublimits.
Motor Truck Cargo	Property Protection	Traveler's Property Casualty Company of America	9/1/2017-9/1/2018	$2,000,000	Primary	$250,000	Higher limits for scheduled locations
Physical Damage - Comprehensive & Collision	Property Protection	Great West Casualty Company	12/31/17-12/31/18	Varies by Location	$21,738,275	$1500/ incident	Insurance attaches when aggregate is reached. Limits are $2M per incident, except at scheduled terminals.

						U.S. Xpress Enterprises, Inc.
						Insurance Coverage in effect on 6/7/2018

Coverage Line	Insurance Line	Insurance Carrier	Policy Period	Limits	Attaching	Deductible	Notes
Physical Damage - Trailer Interchange	Property Protection	Great West Casualty Company	8/01/2017- 8/01/2018	$65,000	Primary	$65,000	This policy provides admitted paper for those equipment providers with UIIA that will not accept the RRG. USX assumes full limits as deductible.
Storage Tank Liability	Property Protection	Liberty Surplus Insurance Group	9/1/2017-9/1/2018	$5,000,000	Primary	$10,000
Auto/Trucker Excess	Third Party Liability	Mountain Lake Risk Retention Group	9/1/2017-9/1/2018	$4,000,000	$1,000,000	N/A	Vermont licensed captive (separate policies for U.S. Xpress and Total Transportation of Mississippi)
Auto/Trucker Liability	Third Party Liability	Mountain Lake Risk Retention Group	9/1/2017-9/1/2018	$1,000,000	Primary	$975,000	Vermont licensed captive (separate policies for U.S. Xpress and Total Transportation of Mississippi)
Auto/Trucker Liability (NY Excess)	Third Party Liability	Great West Casualty Company	9/1/2017-9/1/2018	$1,000,000	$1,000,000	$1,000,000	These policies provides admitted paper for those states and customers that will not accept the RRG. USX assumes full limits as deductible.
Auto/Trucker Liability (NY)	Third Party Liability	Great West Casualty Company	9/1/2017-9/1/2018	$1,000,000	Primary	$1,000,000	These policies provides admitted paper for those states and customers that will not accept the RRG. USX assumes full limits as deductible.
Business Auto (Company Cars) Physical Damage	Third Party Liability	Great West Casualty Company	9/1/2017-9/1/2018	AC Comp/Coll	Primary	$50,000
Business Auto (Company Cars) Liability	Third Party Liability	Great West Casualty Company	9/1/2017-9/1/2018	$1,000,000	Primary	$50,000	PIP and UM/UIM (Statutory) $50,00 Medical Payments. The Berkshire excess program drops down to attach at $1 million and is not subject to the corridor deductible
Excess (25M Excess of 25M)	Third Party Liability	National Surety Corporation	9/1/2017-9/1/2018	$25,000,000	$25,000,000	N/A	Cumulative Excess Limits $50 Million
Excess (25M Excess of 50M)	Third Party Liability	XL Insurance Bermuda Ltd	9/1/2017-9/1/2018	$25,000,000	$50,000,000	N/A	Cumulative Excess Limits $75 Million
Excess (25M Excess of 75M)	Third Party Liability	Lloyd's of London (Star Stone Syn.)/Endurance Specialty Insurance, Ltd.	9/1/2017-9/1/2018	$25,000,000	$75,000,000	N/A	Cumulative Excess Limits $100 Million
Excess (50M Excess of 100M)	Third Party Liability	Allied World Assurance Company, Ltd/ XL Insurance Bermuda Ltd. (50/50 Quota Share)	9/1/2017-9/1/2018	$50,000,000	$100,000,000	N/A	Cumulative Excess Limits $150 Million
Excess (50M Excess of 150M)	Third Party Liability	Iron-Starr Excess Agency (Ironshore Ins. Ltd 30% Starr Ins. & Reinsurance Ltd 30% Hamilton Re 30% Antares Syndicate 10%)	9/1/2017-9/1/2018	$50,000,000	$150,000,000	N/A	Cumulative Excess Limits $200 Million
Excess (50M Excess of 200M)	Third Party Liability	Chubb Bermuda Insurance Ltd.	9/1/2017-9/1/2018	$50,000,000	$200,000,000	N/A	Cumulative Excess Limits $250 Million
Excess (50M Excess of 250M)	Third Party Liability	Argo Re Ltd.	9/1/2017-9/1/2018	$50,000,000	$250,000,000	N/A	Cumulative Excess Limits $300 Million

							U.S. Xpress Enterprises, Inc.
							Insurance Coverage in effect on 6/7/2018

Coverage Line	Insurance Line	Insurance Carrier	Policy Period	Limits	Attaching	Deductible	Notes
Excess Liability (15M Excess of 10M)	Third Party Liability	National Fire & Marine Insurance Company	9/1/2017-9/1/2018	$15,000,000	$10,000,000	N/A	Cumulative Excess Limits $25 Million
General Liability	Third Party Liability	Great West Casualty Company	9/1/2017-9/1/2018	$1,000,000	Primary	$25,000	Premium is calculated using $.019/100 miles. The Berkshire excess program drops down to attach at $1 million and is not subject to the corridor deductible.
Punitive Damage Excess (15M Excess of 10M)	Third Party Liability	Berkshire Hathaway International Insurance Company	9/1/2017-9/1/2018	$15,000,000	$10,000,000	N/A	Cumulative Excess Limits $25 Million
Punitive Damage Excess Liability (25M Excess of 25M)	Third Party Liability	Allianz Global Corporate & Specialty SE (London Branch)	9/1/2017-9/1/2018	$25,000,000	$25,000,000	N/A	Cumulative Excess Limits $50 Million
Punitive Damage Excess Liability (25M Excess of 75M)	Third Party Liability	StarStone Insurance, SE	9/1/2017-9/1/2018	$25,000,000	$75,000,000	N/A	Cumulative Excess Limits $100 Million
Punitive Damage Excess Liability (5M Excess of 5M)	Third Party Liability	Berkshire Hathaway International Insurance Company	9/1/2017-9/1/2018	$5,000,000	$5,000,000	N/A	Cumulative Excess Limits $10 Million
Terrorism	Third Party Liability	Validus Specialty - Certain Underwriters at Lloyd's	4/20/17-9/1/2018	$45,000,000	$5,000,000	$5,000,000	100% of USD 45,000,000 in excess of Self Insured Retention, being USD 5,000,000 for each & every occurrence, and in the annual aggregate aon one Policy Period, as per wording provided
Transport Broker Excess Liability Contingent Cargo	Third Party Liability	Lloyd's of London (Syndicate No. 1200, Argo Re)	9/1/2017-9/1/2018	$5,000,000	$1,000,000 / $5,000,000	N/A	Attaches at $1M for Cargo Liability and Errors and Omissions and at $5,000,000 for Third Party Liability.
Transport Broker Liability Contingent Auto	Third Party Liability	TT Club Mutual Insurance Ltd.	9/1/2017-8/31/2019	$1,000,000 Cargo and E&O/ $5,000,000 Liability	Primary	$100,000	This policy and the Transport Broker Excess Policy below are designed to fill the deductible under our primary Auto/Trucker Liability and the Corridor Deductible under our Umbrella Policy.
Umbrella (5M Excess of 5M)	Third Party Liability	National Fire & Marine Insurance Company (Berkshire Hathaway)	9/1/2017-9/1/2018	$5,000,000	$5,000,000	$5M Corridor	Attaches at $1M for GL and Business Auto. Cumulative Excess Limits $10 Million

Schedule 5.19(a)
Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

Subsidiaries
Subsidiaries:	Type of Security	Owners	Percent Ownership Interest & Number of Shares Owned	Shares/Units Outstanding	Restricted, Unrestricted, and/or Excluded Subsidiary?
Xpress Holdings, Inc.	Common Stock	U.S. Xpress Enterprises, Inc.	100% 100 shares	100	Restricted Subsidiary
U. S. Xpress, Inc.	Common Stock	U.S. Xpress Enterprises, Inc.	100% 22,000 shares	22,000	Restricted Subsidiary
Choo-Choo Aero, LLC	Membership Interest	U.S. Xpress Enterprises, Inc.	51%	N/A	Excluded under clause (f) of the definition of “Excluded Subsidiary”
Xpress Air, Inc.	Common Stock	U.S. Xpress Enterprises, Inc.	100% 100 shares	100	Restricted Subsidiary
Xpress Assurance, Inc.	Common Stock	U.S. Xpress Enterprises, Inc.	100% 100,000 shares	1000	Excluded under clause (d) of the definition of “Excluded Subsidiary”
U. S. Xpress Leasing, Inc.	Common Stock	U.S. Xpress Enterprises, Inc.	100% 500 shares	500	Restricted Subsidiary
Associated Developments, LLC	Membership Interest	U.S. Xpress Enterprises, Inc.	N/A	N/A	Restricted Subsidiary
Transportation Assets Leasing Inc.	Common Stock	Xpress Holdings, Inc. John Stomps	Xpress Holdings- 90% 2518 shares John Stomps- 10% 279 shares	2797	Restricted Subsidiary
Transportation Investments Inc.	Common Stock	Xpress Holdings, Inc. John Stomps	Xpress Holdings- 90% 2518 shares John Stomps- 10% 279 shares	2797	Restricted Subsidiary

Subsidiaries:	Type of Security	Owners	Percent Ownership Interest & Number of Shares Owned	Shares/Units Outstanding	Restricted, Unrestricted, and/or Excluded Subsidiary?
Total Logistics Inc.	Common Stock	Xpress Holdings, Inc. John Stomps	Xpress Holdings- 90% 2518 shares John Stomps- 10% 279 shares	2797	Restricted Subsidiary
Mountain Lake Risk Retention Group, Inc.	Common Stock	U.S. Xpress, Inc. Total Transportation of Mississippi, LLC	U.S. Xpress- 93% 93 Shares Total Transportation of MS- 7% 7 Shares	100	Excluded under clause (d) of the definition of “Excluded Subsidiary”
TAL Power Equipment #1 LLC	Membership Interest	Transportation Assets Leasing, Inc.	Sole member	N/A	Restricted Subsidiary
TAL Power Equipment #2 LLC	Membership Interest	Transportation Assets Leasing, Inc.	Sole member	N/A	Restricted Subsidiary
TAL Real Estate LLC	Membership Interest	Transportation Assets Leasing, Inc.	Sole member	N/A	Restricted Subsidiary
TAL Van #1 LLC	Membership Interest	Transportation Assets Leasing, Inc.	Sole member	N/A	Restricted Subsidiary
Total Transportation of Mississippi LLC	Membership Interest	Transportation Investments, Inc.	Sole member	N/A	Restricted Subsidiary
Mexliner Logistics, S.A. de C.V.	Common Stock	Xpress Holdings, Inc. Mex Liner USA, LLC	Xpress Holdings- 90% 90 Shares Mex Liner USA- 10% 10 shares	100	Excluded under clause (e) of the definition of “Excluded Subsidiary”
Xpress Internacional S. de R.L. de C.V.	Social Quota	Xpress Holdings, Inc. Mexliner Logistics, S.A. de C.V.	Xpress Holdings- 50.5% Mexliner Logistics- 49.5%	N/A	Excluded under clause (e) of the definition of “Excluded Subsidiary”

Joint Ventures, Partnerships and Other Equity Investments
a.	Xpress Holdings, Inc. has a 38% ownership interest in XPS Logisti-K Systems, S.A.P.I. de C. V.
b.	Xpress Holdings, Inc. has a 49% ownership interest in Logisti-K USA, LLC.
c.	Xpress Holdings, Inc. has a 30% ownership interest in Dylka Distribuciones Logisti K S.A. DE C.V.
d.	U. S. Xpress Leasing, Inc. has a 45% ownership interest in Parker Global Enterprises, Inc.
e.	Xpress Holdings, Inc. has a 10% ownership interest in XGS Acquisition, LLC
f.	XPS Logisti-K Systems, S.A.P.I. de C.V. has a 99.99% ownership interest in both Logisti-K Division Distribuciones, S.A. de C.V. and Logisti-K de Mexico, S.A. de C.V.
g.	U.S. Xpress Enterprises, Inc. has a 27.93% ownership interest in DriverTech, LLC.

Schedule 5.19(b)
Loan Parties

Loan Party Legal Name	Former Legal names (within last 4 months)	Jurisdiction of Organization	Address of Chief Executive Office (and principal place of business if different)
U.S. Xpress Enterprises, Inc.	None	Nevada	4080 Jenkins Rd., Chattanooga, Tennessee 37421
U.S. Xpress, Inc.	None	Nevada	4080 Jenkins Rd., Chattanooga, Tennessee 37421
U.S. Xpress Leasing, Inc.	None	Tennessee	4080 Jenkins Rd., Chattanooga, Tennessee 37421
Xpress Air, Inc.	None	Tennessee	4080 Jenkins Rd., Chattanooga, Tennessee 37421
Xpress Holdings, Inc.	None	Nevada	3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169
Associated Developments, LLC	None	Tennessee	4080 Jenkins Rd., Chattanooga, Tennessee 37421
TAL Power Equipment #1 LLC	None	Mississippi	125 Riverview Drive, Richland, Mississippi 39218
TAL Power Equipment #2 LLC	None	Mississippi	125 Riverview Drive, Richland, Mississippi 39218
TAL Real Estate LLC	None	Mississippi	125 Riverview Drive, Richland, Mississippi 39218
TAL Van #1 LLC	None	Mississippi	125 Riverview Drive, Richland, Mississippi 39218
Total Logistics Inc.	None	Mississippi	125 Riverview Drive, Richland, Mississippi 39218
Total Transportation of Mississippi LLC	None	Mississippi	125 Riverview Drive, Richland, Mississippi 39218
Transportation Assets Leasing Inc.	None	Mississippi	125 Riverview Drive, Richland, Mississippi 39218
Transportation Investments Inc.	None	Mississippi	125 Riverview Drive, Richland, Mississippi 39218

Schedule 5.20(b)
Intellectual Property

U.S. PATENTS

U. S. Xpress, Inc.
 Issued Patent
Title	Patent No.	Issue Date
METHOD FOR IN-CAB DRIVER OPERATION	8285611	10/09/12

U.S. TRADEMARKS

U.S. Xpress Enterprises, Inc.

 Trademark Registration
Mark	Reg. No.	Reg. Date
U.S. XPRESS	5216294	06/06/17

 Trademark Application
Mark	Appl. No.	Filing Date
X (Stylized)	86951604	03/24/16

Schedule 5.20(c)
Deposit Accounts and Securities Accounts

Company	Type of Account	Name of Bank	Bank Address	Excluded Account? (Y/N)
U.S. Xpress Enterprises, Inc.	Checking	JP Morgan Chase Bank	4 New York Plaza New York, NY 10004	Y per clause (b) of the definition of “Excluded Accounts”
Xpress Holdings, Inc.	Checking	Wells Fargo Bank	3100 West End Avenue Suite 900 Nashville, TN 37203	Y per clause (b) of the definition of “Excluded Accounts”
U.S. Xpress Enterprises, Inc.	Checking	Wells Fargo Bank	3100 West End Avenue Suite 900 Nashville, TN 37203	Y per clause (c) of the definition of “Excluded Accounts”; average daily balance of approximately $100
U.S. Xpress Enterprises, Inc.	Checking	Wells Fargo Bank	3100 West End Avenue Suite 900 Nashville, TN 37203	Y per clause (a) of the definition of “Excluded Accounts”
U.S. Xpress Enterprises, Inc.	Checking	Wells Fargo Bank	3100 West End Avenue Suite 900 Nashville, TN 37203	N (average daily balance approximately $200,000)
U.S. Xpress Enterprises, Inc.	Checking	Wells Fargo Bank	3100 West End Avenue Suite 900 Nashville, TN 37203	Y per clause (a) of the definition of “Excluded Accounts”
U.S. Xpress Enterprises, Inc.	Checking	Wells Fargo Bank	3100 West End Avenue Suite 900 Nashville, TN 37203	Y per clause (a) of the definition of “Excluded Accounts”
U.S. Xpress Enterprises, Inc.	Checking	Wells Fargo Bank	3100 West End Avenue Suite 900 Nashville, TN 37203	Y per clause (a) of the definition of “Excluded Accounts”

Schedule 5.20(d)
Real Properties

Owned Real Property:

Entity of Record and Address	City	State	ZIP	County	Excluded Property?
U.S. Xpress, Inc.
9523 E Florida Mining Blvd	Jacksonville	FL	32257	Duval	No
New Hope Church Road	Tunnel Hill	GA	30755	Whitfield	No
2664 Campbell Blvd	Ellenwood	GA	30294	Clayton	No
4825 West 84th Street	Indianapolis	IN	46225	Marion	No
8120 W. Sandidge Road	Olive Branch	MS	38654	De Soto	No
825 W. Leffel Lane	Springfield	OH	45506	Clark	Yes
1069 Seibert Avenue	Shippensburg	PA	17257	Franklin	No
4080 Jenkins Road	Chattanooga	TN	37421	Hamilton	Yes
3731 Jenkins Road	Chattanooga	TN	37421	Hamilton	Yes
3731 Jenkins Road (Lots 5 & 6)	Chattanooga	TN	37421	Hamilton	No
3375 High Prairie Rd.	Grand Prairie	TX	75050	Dallas	No
TAL Real Estate LLC
125 Riverview Drive	Richland	MS	39218	Rankin	No
7000 Corporate Park Blvd.	Loudon	TN	37774	Loudon	No
Associated Developments, LLC
3711 Jenkins Road (Lot #2)	Chattanooga	TN	37421	Hamilton	No
3751 Jenkins Road (Lot #3)	Chattanooga	TN	37421	Hamilton	No

Leased Real Property:

Entity of Record and Address	City	State	ZIP	County
U.S. Xpress Enterprises, Inc.
1535 New Hope Church Road	Tunnel Hill	GA	30755	Whitfield
U.S. Xpress, Inc.
3002 W Durango	Phoenix	AZ	85009	Maricopa
2013 East Anderson Street	Stockton CA	CA	95205	San Joaquin
9813 Almond Avenue	Fontana	CA	92335	San Bernardino
2365 E. 19th Avenue	Aurora	CO	80019	Adams
2550 Laredo St	Aurora	CO	80011	Adams
732 S. Combee Road	Lakeland	FL	33801	Polk
9858 Sidney Hayes Rd	Orlando	FL	32824	Orange
400 Broad Street	Rome	GA	30161	Floyd

Entity of Record and Address	City	State	ZIP	County
2718 Campbell Blvd	Ellenwood	GA	30294	Clayton
699 State Route 203	East St. Louis	IL	62201	Saint Clair
2900 W. 166th Street	Markham	IL	60428	Cook
1001 S Commerce Dr	Seymour	IN	47274	Jackson
3939 Produce Rd.	Louisville	KY	40218	Jefferson
163 Riverbend Drive	St. Rose	LA	70087	Saint Charles
624 Highway 190 West	Port Allen	LA	70767	West Baton
211 Memorial Drive	Shrewsbury	MA	01545	Worcester
4195 Central Street	Detroit	MI	48210	Wayne
3290 Terminal Drive	Eagan	MN	55121	Dakota
4100 Kentucky Ave	Kansas City	MO	64164	Jackson
602 Old Hargrave Rd.	Lexington	NC	27295	Davidson
61 Lincoln Highway	Kearny	NJ	07032	Hudson
31 Davidson Rd	Woolwich	NJ	8085	Gloucester County
2321 Kenmore Ave	Buffalo	NY	14207	Erie
12 W Yard Rd	Fuera Bush	NY	12067	Albany
5330 Angola Road	Toledo	OH	43615	Lucas
705 W. Leffel Lane	Springfield	OH	45506	Clark
581 W Leffel Lane	Springfield	OH	45505	Clark
15041 Wapak-Fisher Rd	Wapakoneta	OH	45895	Augaize
10220 W. Reno	Oklahoma City	OK	73127	Canadian
4402 SW 44th Street	Oklahoma City	OK	73119	Canadian
3860 N Suttle Rd	Portland	OR	37217	Multnomah
720 Route 1830	Brookville	PA	15825	Jefferson
26 Truck Tech Way	Shippensburg	PA	17257	Cumberland
300 S. Fayette Street	Shippensburg	PA	17257	Cumberland
496 Robin Lake Road	Duncan	SC	29334	Spartanburg
2846 South Live Oak Drive	Moncks Corner	SC	29461	Berkley
11302 First St	Apison	TN	37302	Hamilton
9064 Jet Rail Dr., Suite B	Ooltewah	TN	37363	Hamilton
5600 Brainerd Rd Ste B-26	Chattanooga	TN	37411	Hamilton
9540 Socorro Road	El Paso	TX	79927	El Paso
5800 Mesa Road	Houston	TX	77028	Harris
13151 S. Unitec Drive	Laredo	TX	78045	Webb
1501 South Loop 12	Irving	TX	75060	Dallas
1700 Willis Road	Richmond	VA	23237	Richmond
23400 71st Place South	Kent	WA	98032-2994	King

Entity of Record and Address	City	State	ZIP	County
1255 W Rio Salado Parkway	Tempe	AZ	85281	Maricopa
216 W Ohio	Chicago	IL	60654	Cook
10908 171ST Ave NW	Elk River	MN	55330	Sherburne
750 Old Hickory Blvd Suite 1-110	Nashville	TN	37024	Davidson
Total Transportation of Mississippi LLC
350 Jonesboro Road	West Monroe	LA	71292	Ouachita
8120 W Sandidge Rd	Olive Branch	MS	38654	DeSoto
4800 East Trindle Road	Mechanicsburg	PA	17050	Cumberland
920 Jack Burlingame Drive	Millwood	WV	25262	Jackson
460 King Street	Charleston	SC	29403	Charleston
606 Briskin Ln	Lebanon	TN	37087	Wilson
2101 W Government St.	Pensacola	FL	32502	Escambia

Schedule 7.01
Existing Liens

Loan Party	Secured Party	Collateral	Jurisdiction
U. S. XPRESS, INC.	GE Commercial Finance Business Property Corporation	Fixtures located on or in and the personal property relating to the improved real property located at 3731 Jenkins Road, Chattanooga, Hamilton County, Tennessee	Nevada Secretary of State
U. S. XPRESS, INC.	Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Business Loan Pass-Through Certificates Series 2006-1 and 2006-2	Fixtures located on or in and the personal property relating to the improved real property located at 4080 Jenkins Road, Chattanooga, Hamilton County, Tennessee	Nevada Secretary of State
U. S. XPRESS, INC.	First Bank Richmond, N.A.	825 W. Leffel Lane, Springfield, Clark County, Ohio	Clark County, Ohio
U.S. XPRESS	GE Commercial Finance Business Property Corporation	Fixtures located on or in and the personal property relating to the improved real property located at 3731 Jenkins Road, Chattanooga, Hamilton County, Tennessee	Nevada Secretary of State
U.S. XPRESS	Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Business Loan Pass-Through Certificates Series 2006-1 and 2006-2	Fixtures located on or in and the personal property relating to the improved real property located at 4080 Jenkins Road, Chattanooga, Hamilton County, Tennessee	Nevada Secretary of State

Schedule 7.02
Existing Indebtedness

Loan Party	Creditor	Nature of Debt	Principal Amount as of 5/31/18
U.S. Xpress Enterprises, Inc.	AON Premium Finance, LLC	Insurance premium financing	$643,354
U. S. Xpress Leasing, Inc. (borrower)		Mortgage (3731 Jenkins Road, Chattanooga, Hamilton County, Tennessee)
U.S. Xpress Enterprises, Inc. (guarantor)	KeyBank Real Estate Capital(Successor in interest to GEMSA Loan Services)		$7,670,012
U. S. Xpress, Inc. (guarantor)
Xpress Global Systems, Inc. (guarantor)
Xpress Holdings, Inc. (guarantor)
U. S. Xpress, Inc. (borrower)	EverBank (successor in interest to GE Commercial Finance Business Property Corporation)	Mortgage (4080 Jenkins Road, Chattanooga, Hamilton County, Tennessee)	$11,709,434

U.S. Xpress Enterprises, Inc. (guarantor)
U. S. Xpress, Inc.	First Bank Richmond, N.A.	Mortgage (825 W. Leffel Lane, Springfield, Clark County, Ohio)	$174,813
Total Transportation of Mississippi, LLC	TAPP Properties, LLC	Real Estate Improvement Loan	$202,385

Schedule 7.03
Existing Investments

1.          Investments represented by the following promissory notes, each in an aggregate principal amount outstanding not to exceed the amount indicated below (it being understood that additional such Investments in excess of the maximum principal amounts indicated below so long as they are otherwise Permitted Investments (as such term is defined in the Credit Agreement) (other than Permitted Investments of the type described in clause (e) of the definition thereof)):

Loan Party/Payee	Maker/Payor	Aggregate Principal Amount Not To Exceed	Date of Issuance	Interest Rate	Maturity Date
U.S. Xpress Enterprises, Inc.	XPS Logisti-K Systems, S.A.P.I. de C.V.	$3,095,139.00	October 30, 2012	6%	Revolving Credit
U.S. Xpress Enterprises, Inc.	DYLKA Distribuciones	$3,510,634.00	March 6, 2013	6%	Revolving Credit
U. S. Xpress Leasing, Inc.	Parker Global Enterprises, Inc.	$4,694,996.00**	March 31, 2014	9%	March 29, 2019
U.S. Xpress Enterprises, Inc.	Dylka Distribuciones and XPS Logisti-K	$6,000,000	March 6, 2013	6%	Revolving Credit

**This promissory note may be converted to equity in Parker Global Enterprises, Inc.

2.          The following investments:
a.	Xpress Holdings, Inc. has a 38% ownership interest in XPS Logisti-K Systems, S.A.P.I. de C. V..

b.	Xpress Holdings, Inc. has a 49% ownership interest in Logisti-K USA, LLC.

c.	Xpress Holdings, Inc. has a 30% ownership interest in Dylka Distribuciones Logisti K S.A. DE C.V.

d.	U. S. Xpress Leasing, Inc. has a 45% ownership interest in Parker Global Enterprises, Inc.

e.	Xpress Holdings, Inc. has a 10% ownership interest in XGS Acquisition, LLC

f.	XPS Logisti-K Systems, S.A.P.I. de C.V. has a 99.99% ownership interest in both Logisti-K Division Distribuciones, S.A. de C.V. and Logisti-K de Mexico, S.A. de C.V.

g.	U.S. Xpress Enterprises, Inc. has a 27.93% ownership interest in DriverTech, LLC.

Schedule 7.05
Dispositions
None.

Schedule 7.08
Transactions with Affiliates

•
Certain Loan Parties transact business with DriverTech, LLC, which provides certain Loan Parties with in-cab communication hardware and software – DriverTech Terms and Conditions, Software and User License Agreement, as amended, between DriverTech, LLC and U.S. Xpress Enterprises, Inc.

•
Transition Services Agreement dated December 21, 2012, by and between Parker Global Enterprises, Inc., U.S. Xpress Enterprises, Inc., and Xpress Holdings, Inc., regarding certain back-office functions.

•	Transition Services Agreement dated April 13, 2015, by and between Xpress Global Systems, LLC, XGS Acquisition LLC, and U.S. Xpress Enterprises, Inc., regarding certain back-office functions.
•	Lease Agreement dated December 31, 2012, between U.S. Xpress, Inc. and Arnold Transportation Services, Inc., for real property located in Grand Prairie, Texas.
•	Letter Agreement dated September 5, 2014 between U.S. Xpress, Inc. and Parker Global Enterprises, Inc., regarding Parker Global Enterprises, Inc. Southeast Operations.
•
Split-Dollar Agreement dated June 12, 2009, by and among U.S. Xpress Enterprises, Inc, Max L. Fuller, Janice B. Fuller, and William E. Fuller, Trustee of the Fuller Family 2008 Irrevocable Insurance Trust dated March 12, 2008, regarding life insurance premiums.

•
Salary Continuation Agreement dated March 21, 2008, by and between U.S. Xpress Enterprises, Inc. and Patrick E. Quinn, and any amendment, modification, extension, or replacement of such agreement, as described in the Initial Public Offering Registration Statement.

•
Salary Continuation Agreement dated March 21, 2008, by and between U.S. Xpress Enterprises, Inc. and Max L. Fuller, and any amendment, modification, extension, or replacement of such agreement, as described in the Initial Public Offering Registration Statement.

•	Promissory Note dated May 20, 2016 between U.S. Xpress Enterprises, Inc. and Dylka Distribuciones y Logisti-K S.A. de C.V.
•	Promissory Note dated May 20, 2016 between U.S. Xpress Enterprises, Inc. and XPS Logisti-K Systems, S.A.P.I. de C.V.
•	Revolving Credit Agreement dated April 30, 2014 between Dylka Distribuciones y Logisti-K S.A. de C.V., XPS Logisti-K Systems, S.A.P.I. de C.V. and Xpress Holdings, Inc.
•	Promissory Note dated April 24, 2014 between Xpress Holdings, Inc. and Dylka Distribuciones y Logisti-K S.A. de C.V.
•	Promissory Note dated April 24, 2014 between Xpress Holdings, Inc. and XPS Logisti-K Systems, S.A.P.I. de C.V.
•	Pledge Agreement Without Transfer of Possession dated April 30, 2014 between Dylka Distribuciones y Logisti-K S.A. de C.V., XPS Logisti-K Systems, S.A.P.I. de C.V. and Xpress Holdings, Inc.
•	Consulting Advisory Agreement dated April 12, 2005 among Transportation Investments, Inc., Transportation Assets Leasing, Inc., Total Logistics, Inc., SKS, Inc., and U.S. Xpress Enterprises, Inc.

Exhibit A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations of the Assignor under the respective facilities identified below (including Letters of Credit, Swingline Loans and Guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:	_________________________________
[Assignor [is][is not] a Defaulting Lender.]
2.	Assignee:	_________________________________
[and is an [Affiliate][Approved Fund] of [identify Lender]1]

3.	Borrower:	U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”)

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:
Credit Agreement, dated as of June 18, 2018, by and among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer

6.	Assigned Interest:

1Select as applicable.

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

[7.          Trade Date:          ______________]4
Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[signature pages follow]

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Revolving Commitment”, “Term Loans”, etc.)
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:
[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

[Consented to and][5] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:] [6]

[BANK OF AMERICA, N.A.,
as [Swingline Lender] [a L/C Issuer]

By:
Name:
Title:]

[[L/C ISSUER], as a L/C Issuer

By:
Name:
Title:]

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6 To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuers) is required by the terms of the Credit Agreement.

[U.S. XPRESS ENTERPRISES, INC., a Nevada corporation

By:
Name:
Title:]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.          Representations and Warranties.
1.1          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.          Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.          General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ASSUMPTION AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit B
FORM OF COMPLIANCE CERTIFICATE
Check for distribution to PUBLIC and Private side Lenders[7]

Date: ______________
I, ______________________, [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), hereby certify that, to the best of my knowledge and belief, in my capacity as [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] and not in my individual capacity, with respect to that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer:
1.          This Compliance Certificate is delivered for the fiscal [year][quarter] ended _________________, 20___.
[2.          The year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the date set forth in paragraph 1, together with the report and opinion of an independent certified public accountant required by such section, have been delivered electronically pursuant to Section 6.02 of the Credit Agreement.]
[Use following paragraph 2 for fiscal quarter-end financial statements:]
[2.          The unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the date set forth in paragraph 1 have been delivered electronically pursuant to Section 6.02 of the Credit Agreement.  The Consolidated financial statements required by Section 6.01(b) of the Credit Agreement fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]
3.          The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and financial condition of the Loan Parties and their respective Subsidiaries during the accounting period covered by the financial statements delivered herewith.
4.          A review of the activities of the Loan Parties and their respective Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties and their respective Subsidiaries performed and observed all their respective obligations under the Loan Documents, and
[select one:]

7 If this box is not checked, this Compliance Certificate will only be posted to Private side Lenders.

[to the knowledge of the undersigned, during such fiscal period, no Default has occurred and is continuing.]
[or:]
[to the knowledge of the undersigned, during such fiscal period, the following is a list of each Default that has occurred and is continuing, its nature and status, and actions that have been taken or are proposed to be taken to cure such Default:]
5.          The financial covenant calculations as of the last day of and for the Measurement Period ending on the last day of the period covered by the financial statements delivered herewith and set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
6.          Attached hereto as Schedule 2 is a listing of (a) all applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property made since the date of the most recently delivered Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date), (b) all issuances of registrations or letters on existing applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property received since the date of such prior Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date), and (c) all licenses relating to any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office entered into by any Loan Party since the date of such prior Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date).8
7.          Attached hereto as Schedule 3 is a calculation of the Available Amount as of the last day of the period covered by the financial statements delivered herewith.
8.          Attached hereto as Schedule 4 is a calculation of the Permitted Lease Conversion Amount as of the last day of the period covered by the financial statements delivered herewith.
9.          Attached hereto as Schedule 5 is a duly completed Rolling Stock Report signed by a Responsible Officer of the Borrower.
Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.
                                                                                                                             [signature page follows]

8 If no such updates are applicable, Schedule 2 should reflect “None”.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

U.S. XPRESS ENTERPRISES, INC., a Nevada corporation

By:
Name:
Title:

Schedule 1
Calculation of Financial Covenants
In the event of conflict between the provisions and formulas set forth in this Schedule 1 and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.
I.	Section 7.11(a) – Consolidated Net Leverage Ratio.

A.	Consolidated Funded Indebtedness

as to the Borrower and its Restricted Subsidiaries on a Consolidated basis, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

1.
the outstanding principal amount of all obligations of such Person at such time, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person at such time evidenced by bonds, debentures, notes, loan agreements or other similar instruments (but excluding the Swap Termination Value of any Swap Contract of such Person at such time):
$_________

	2.	all purchase money Indebtedness of such Person at such time:	$_________

3.
the principal portion of all obligations of such Person at such time under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business):
$_________

	4.	all unreimbursed drawings under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments of such Person at such time:	$_________

5.
all obligations of such Person at such time in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created), including any Earn Out Obligations:
$_________

	6.	Attributable Indebtedness of such Person at such time:	$_________

7.
all obligations of such Person at such time to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:
$_________

8.
all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed:
$_________

	9.	all Guarantees by such Person existing at such time with respect to Funded Indebtedness of the types specified in Lines 1 through 8 above of another Person:		$_________

10.
all Funded Indebtedness of the types referred to in Lines 1 through 9 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer at such time, except to the extent that such Funded Indebtedness is expressly made non-recourse to such Person:
$_________

	11.	Consolidated Funded Indebtedness (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10):[9]		$_________

B.	Unrestricted Cash

subject to the limitations in Sections 1.03(a) and Section 2.02(g) of the Credit Agreement, an amount equal to the total of:

	1.	the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties as of such date:		$_________

	2.	$5,000,000		$5,000,000

	3.	Unrestricted Cash (Lines I.B.1 – 2):[10]		$_________

C.	Consolidated EBITDA

for the Borrower and its Restricted Subsidiaries on a Consolidated basis, for the period of the four fiscal quarters most recently ended, an amount equal to:

	1.	Consolidated Net Income for such period:		$_________

the following, without duplication, to the extent deducted in calculating such Consolidated Net Income (except with respect to Line 8 below), all as determined in accordance with GAAP:

	2.	Consolidated Interest Charges for such period:

a.
all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period to the extent treated as interest in accordance with GAAP:
$_________

		b.	all interest paid or payable with respect to discontinued operations for such period:	$_________

9 The amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.
10 The amount of Unrestricted Cash subtracted from Consolidated Funded Indebtedness shall not exceed $35,000,000; provided, that, for purposes of the calculation of the Consolidated Net Leverage Ratio as of the last day of the fiscal quarter of the Borrower ending June 30, 2018, there shall be no limitation on the amount of Unrestricted Cash subtracted from Consolidated Funded Indebtedness as of such date.

	c.	the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP for such period:	$_________

	d.	the net amount payable (or minus the net amount receivable) with respect to Swap Contracts during such period (whether or not actually paid or received during such period):	$_________

	e.	Consolidated Interest Charges (Lines I.C.2.a + b + c + d):	$_________

3.
tax expense for such period based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority):
$_________

4.	depreciation and amortization for such period (including any amortization of an asset recorded as a Capitalized Lease):		$_________

5.
non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock-based compensation expense for such period) which do not represent a cash item in such period or in any future period:
$_________

6.	fees and expenses for such period incurred in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereto:		$_________

7.
fees and expenses for such period incurred in connection with the Initial Public Offering (including fees and expenses for such period relating to the termination of stock appreciation rights held by officers of the Borrower in an amount not to exceed $5,000,000 during the term of the Credit Agreement):
$_________

8.
amount of net cost savings relating to a Permitted Acquisition which are projected by the Borrower in good faith to be realized within twelve (12) months after the date of such Permitted Acquisition as a result of actions taken during such period and synergies related to a Permitted Acquisition which are projected by the Borrower in good faith to be realized within twelve (12) months after the date of such Permitted Acquisition as a result of actions taken in such period, in each case, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided, that, (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such net cost savings and synergies are reasonably identifiable and/or reasonably anticipated to be realized within twelve (12) months of such Permitted Acquisition and are factually supportable, and (B) the aggregate amount added back pursuant to this Line 8 for any period shall not exceed ten percent (10%) of Consolidated EBITDA (calculated without giving effect to the amounts permitted to be added back pursuant to this Line 8):
$_________

9.	fees and expenses for such period incurred in connection with the termination of the Existing Credit Agreements:		$_________

10.
fees and expenses of the Borrower’s industry consultant or similar financial consultant paid in such period, and costs relating to the implementation of the recommendations of such consultant or advisor in such period; provided, that, (A) such fees, expenses and costs are paid or incurred, as applicable, prior to, or within twelve (12) months of, the Closing Date, and (B) the aggregate amount of such fees, expenses and costs added back pursuant to this Line 10 shall not exceed $6,000,000 in any period:
$_________

11.
non-cash deferred debt amortization expense, early extinguishment of debt expense, original issue discount amortization or similar non-cash amounts attributable to financing, in each case for such period:
$_________

	12.	the Permitted Lease Conversion Amount for such period:	$_________

13.
fees and expenses for such period incurred prior to, or within twelve (12) months after, the Initial Public Offering associated with (A) compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (B) compliance with the provisions of the Securities Act and the Exchange Act, (C) compliance with the rules of the national securities exchange on which the Borrower’s Equity Interests are listed and listing fees, (D) investor relations, shareholder meetings, and reports to shareholders, and (E) legal and professional fees in connection with the foregoing; provided, that, the aggregate amount of such fees and expenses shall not exceed $2,000,000 in the aggregate during the term of the Credit Agreement:
$_________

14.
losses in such period in respect of the hedging of fuel contracts; provided, that, the aggregate amount of such losses added back pursuant to this Line 14 shall not exceed (A) $8,400,000 for the period of four fiscal quarters ending March 31, 2018, (B) $6,100,000 for the period of four fiscal quarters ending June 30, 2018, (C) $6,100,000 for the period of four fiscal quarters ending September 30, 2018 and (D) $0 for the period of four fiscal quarters ending December 31, 2018 and for each period of four fiscal quarters ending thereafter:
$_________

the following, without duplication, to the extent included in calculating such Consolidated Net Income, all as determined in accordance with GAAP:

	15.	all non-cash income or gains for such period:	$_________

	16.	federal, state, local and foreign income tax or franchise tax credits for such period:	$_________

	17.	Consolidated EBITDA (Lines I.C.1 + 2.e + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 + 12 + 13 + 14 – 15 – 16):	$_________

D.	Consolidated Net Leverage Ratio ((Line I.A.11 – Line B.3) ÷ Line I.C.17):		_____to 1.00

E.	Maximum Consolidated Net Leverage Ratio:		_____to 1.00

F.	In compliance?		[Yes][No]

II.	Section 7.11(b) – Consolidated Interest Coverage Ratio.

A.	Consolidated EBIT for the period of the four fiscal quarters most recently ended (see Lines I.C.1 + 2.e + 3 + 5 + 6 + 7 + 8 + 9 + 10 + 11 + 12 + 13 + 14 – 15 – 16 above):	$_________

B.	Consolidated Cash Interest Charges for the period of the four fiscal quarters most recently ended (see Line I.C.2.e above):[11]	$_________

C.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B):	_____to 1.0

D.	Minimum Consolidated Interest Coverage Ratio:	2.00 to 1.0

E.	In compliance?	[Yes][No]

11 For any calculation of the Consolidated Interest Coverage Ratio occurring prior to the one (1) year anniversary of the Closing Date, Consolidated Cash Interest Charges shall be deemed to be Consolidated Cash Interest Charges for the period from the first day following the Closing Date to and including the applicable date of determination multiplied by a fraction equal to (i) 365 divided by (y) the number of days actually elapsed from the first day following the Closing Date to such applicable date of determination.

Schedule 2
Intellectual Property

Schedule 3
Calculation of Available Amount
In the event of conflict between the provisions and formulas set forth in this Schedule 3 and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.
	1.	$10,000,000	$10,000,000

+	2.	an amount equal to fifty percent (50%) of the cumulative Consolidated Net Income for the period (taken as one accounting period) from the first day of the first full fiscal quarter following the Closing Date to the end of the Borrower’s fiscal quarter most recently ended on or prior to the Reference Date in respect of which a Compliance Certificate has been delivered pursuant to Section 6.02(a) of the Credit Agreement (or, in the case such Consolidated Net Income for such period is a deficit, minus one hundred percent (100%) of such deficit):	$_________

+	3.
one hundred percent (100%) of the net cash proceeds received by the Borrower prior to the Reference Date from issuances by the Borrower after the Closing Date of Qualified Equity Interests of the Borrower (solely to the extent such Net Cash Proceeds are Not Otherwise Applied or required to prepay Loans under the Credit Agreement):
			$_________

–	4.	the aggregate amount of all Restricted Payments made by the Borrower pursuant to Section 7.06(e) of the Credit Agreement (for the period from and including the Closing Date through and including the Reference Date (without taking account of the intended usage of the Available Amount on such Reference Date)):	$_________

–	5.	the aggregate amount of all prepayments, voluntary payments, distributions, redemptions, acquisitions, retirements, cancellations, terminations and repurchases, in each case, of Junior Debt and made by the Borrower and its Restricted Subsidiaries pursuant to Section 7.13(iv) of the Credit Agreement (for the period from and including the Closing Date through and including the Reference Date (without taking account of the intended usage of the Available Amount on such Reference Date)):	$_________

=	6.	Available Amount (Lines 1 + 2 + 3 – 4 – 5):	$_________

Schedule 4
Calculation of Permitted Lease Conversion Amount

Schedule 5
Rolling Stock Report12

12 Borrower to provide Rolling Stock Report in a form satisfactory to the Administrative Agent.

Exhibit C
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this “Agreement”), dated as of _____________, 20__, is by and between _____________________, a ___________________ (the “New Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
The Loan Parties are required by Section 6.12 of the Credit Agreement to cause the New Subsidiary to become a Guarantor.  Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties:
1.          The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Secured Party, as provided in Article X of the Credit Agreement, the prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations strictly in accordance with the terms thereof.
2.          The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the New Subsidiary.
3.          The New Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:
(a)          Set forth on Schedule 1 attached hereto is complete and accurate list as of the date hereof of (i) each Subsidiary, joint venture and partnership and other equity investments of the New Subsidiary (and, with respect to each Subsidiary, an indication as to whether such Subsidiary is a Restricted Subsidiary, an Unrestricted Subsidiary, and/or an Excluded Subsidiary (and, if so, the type (i.e. CFC Holdco) of such Excluded Subsidiary)), (ii) the number of shares of each class of Equity Interests in each such Subsidiary outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests of such Subsidiary owned by the New Subsidiary and its Subsidiaries, and (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.).  The outstanding Equity Interests in all Restricted Subsidiaries of the New Subsidiary are validly issued, fully paid and non-assessable and are owned free and clear of all Liens.  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of the New Subsidiary or any Restricted Subsidiary thereof, except as contemplated in connection with the Loan Documents.
(b)          Set forth on Schedule 2 attached hereto is a complete and accurate list as of the date hereof of the New Subsidiary’s (i) exact legal name, (ii) former legal names in the four (4) months prior to the date hereof, if any, (iii) jurisdiction of its organization, (iv) address of its chief executive office address (and address of its principal place of business address if different than its chief executive office), (v) U.S. federal taxpayer identification number, and (vi) organization identification number.
(c)          Set forth on Schedule 3 attached hereto is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by the New Subsidiary as of the date hereof.  Except for such claims and infringements that would not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of such Intellectual Property or the validity or effectiveness of such Intellectual Property, nor does the New Subsidiary know of any such claim, and the use of such Intellectual Property by the New Subsidiary or any of its Restricted Subsidiaries or the granting of a right or a license in respect of such Intellectual Property from the New Subsidiary or any of its Restricted Subsidiaries does not infringe on the rights of any Person.  As of the date hereof, none of the Intellectual Property owned by the New Subsidiary or any of its Restricted Subsidiaries is subject to any licensing agreement or similar arrangement (other than non-exclusive outbound licenses entered into in the ordinary course of business) except as set forth on Schedule 3 attached hereto.
(d)         Set forth on Schedule 4 attached hereto, as of the date hereof, is a description of all deposit accounts and securities accounts of the New Subsidiary maintained in the United States, including the name of (i) in the case of a deposit account, the depository institution and whether such account is an Excluded Account, and (ii) in the case of a securities account, the securities intermediary or issuer and the average aggregate daily market value (as of the close of business) held in such securities account and whether such account in an Excluded Account, as applicable.
(e)         Set forth on Schedule 5 attached hereto is a list of all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof (in each case, including (i) the property address, (ii) the city, county, state and zip code which such property is located and (iii) a designation as to whether such real property is Excluded Property).
(f)          Set forth on Schedule 6 attached hereto is a list of all Commercial Tort Claims (as defined in the Security Agreement) initiated by or in favor of the New Subsidiary seeking damages in excess of $1,000,000 as of the date hereof.
(g)         Set forth on Schedule 7 attached hereto is a list of all Instruments, Documents or Tangible Chattel Paper (each as defined in the Security Agreement) of the New Subsidiary required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a) of the Security Agreement.
4.          The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 1.01(a) to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.
5.          The New Subsidiary hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by the New Subsidiary under Article X of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.
6.          This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
7.          THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[signature pages follow]

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by an authorized officer, and the Administrative Agent has caused the same to be accepted by an authorized officer, as of the day and year first above written.
[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Schedule 1

Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

Schedule 2

New Subsidiary Information

Schedule 3

Intellectual Property

Schedule 4

Deposit Accounts and Securities Accounts

Schedule 5

Real Properties

Schedule 6

Commercial Tort Claims

Schedule 7

Instruments, Documents and Tangible Chattel Paper

Exhibit D
FORM OF LOAN NOTICE
Date: ___________, _____
To:          Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
The Borrower hereby requests (select one):

A Borrowing of [Revolving Loans][Term Loans]

A [conversion][continuation] of [Revolving Loans][Term Loans]
1.          On:_______________(a Business Day)
2.          In the amount of: $___________________
3.          Comprised of:_____________
             [Type of Loan requested]

4.          For Eurodollar Rate Loans: with an Interest Period of _________
With respect to such Borrowing, the Borrower hereby represents and warrants that [(i) such request complies with the requirements of Section 2.01(b) of the Credit Agreement and (ii)] each of the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Loan Notice to be executed by a duly authorized officer as of the date first written above.

U.S. XPRESS ENTERPRISES, INC., a Nevada corporation

By:
Name:
Title:

Exhibit E
FORM OF NOTE
FOR VALUE RECEIVED, the undersigned hereby promises to pay to ____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the undersigned under that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
The undersigned promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Each Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The undersigned, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered by its officer thereunto duly authorized.
U.S. XPRESS ENTERPRISES, INC., a Nevada corporation

By:
Name:
Title:

Exhibit F
FORM OF NOTICE OF LOAN PREPAYMENT
Date: ___________, _____
To:          Bank of America, N.A., as [Administrative Agent][Swingline Lender]
[Cc:         Bank of America, N.A., as Administrative Agent]
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
The Borrower hereby notifies the [Administrative Agent][and the Swingline Lender] that on _____________, pursuant to the terms of Section 2.05 of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:
Voluntary prepayment of [Revolving Loans][Term Loans] in the following amount(s):
Eurodollar Rate Loans: $________________
Applicable Interest Period:_______________

Base Rate Loans: $_____________________
Voluntary prepayment of Swingline Loans in the following amount(s): $_____________
Delivery of an executed counterpart of a signature page of this notice by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
 [signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Notice of Loan Prepayment to be executed by a duly authorized officer as of the date first written above.
U.S. XPRESS ENTERPRISES, INC., a Nevada corporation

By:
Name:
Title:

Exhibit G
FORM OF SECURED PARTY DESIGNATION NOTICE
Date:  _________, _____
To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
THIS SECURED PARTY DESIGNATION NOTICE is made by _______________________, a ______________ (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.
W I T N E S S E T H :

WHEREAS, U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, have entered into that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) pursuant to which certain loans and financial accommodations have been made to the Borrower;
WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Cash Management Agreement][Swap Contract] as a [“Secured Cash Management Agreement”][“Secured Hedge Agreement”] under the Credit Agreement and the Collateral Documents;
WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and
WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.          Designation.  The Designor hereby designates the [Cash Management Agreement][Swap Contract] described on Schedule 1 hereto to be a [“Secured Cash Management Agreement”][“Secured Hedge Agreement”] and hereby represents and warrants to the Administrative Agent that such [Cash Management Agreement][Swap Contract] satisfies all the requirements under the Loan Documents to be so designated.  By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Secured Cash Management Agreement][Secured Hedge Agreement] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including the provisions of Section 9.01 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Cash Management Agreement][Swap Contract].  Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(c) of the Credit Agreement.

2.          GOVERNING LAW.  THIS SECURED PARTY DESIGNATION NOTICE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURED PARTY DESIGNATION NOTICE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
3.          This Secured Party Designation Notice may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Secured Party Designation Notice by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Secured Party Designation Notice.
[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
[DESIGNOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Schedule 1
[Cash Management Agreement][Swap Contract]

Exhibit H
FORM OF SOLVENCY CERTIFICATE
June 18, 2018
To:	Bank of America, N.A., as Administrative Agent
I, the undersigned Chief Financial Officer of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:
1.          This certificate is furnished to the Administrative Agent pursuant to Section 4.01(h) of certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
2.          I have reviewed the most recent financial statements of the Borrower and its Restricted Subsidiaries.
3.          I have knowledge of and have reviewed to my satisfaction the Credit Agreement.
4.          As Chief Financial Officer of the Borrower, I am familiar with the financial condition of the Loan Parties.
5.          Based on and subject to the foregoing, immediately after the consummation of the Closing Date Transactions:
(a)          the fair value of the assets of the Loan Parties, on a Consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise;
(b)          the present fair saleable value of the property of the Loan Parties, on a Consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c)           the Loan Parties, on a Consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and
(d)          the Loan Parties, on a Consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Closing Date.
Delivery of an executed counterpart of a signature page of this certificate by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this certificate.
 [signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

U.S. XPRESS ENTERPRISES, INC., a Nevada corporation

By:
Name:
Title:

Exhibit I
FORM OF SWINGLINE LOAN NOTICE
Date: ___________, _____
To:          Bank of America, N.A., as Swingline Lender
Cc:          Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
The Borrower hereby requests a Swingline Loan:
1.          On:_____________(a Business Day)
2.          In the amount of: $_________________
With respect to such Swingline Borrowing, the Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.04(a) of the Credit Agreement and (ii) the conditions set forth in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of date of such Swingline Borrowing.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Swingline Loan Notice to be executed by a duly authorized officer as of the date first written above.

U.S. XPRESS ENTERPRISES, INC., a Nevada corporation

By:
Name:
Title:

Exhibit J-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:
Name:
Title:

Date:_________________, 20___

Exhibit J-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_________________, 20___

Exhibit J-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_________________, 20___

Exhibit J-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of June 18, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:
Name:
Title:

Date:_________________, 20___

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